Exhibit 10.19

Our Ref.	: 01320210201000023018-537-10007-IRS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

Address	: Unit A 4/F
Meyer Industrial Bldg 2 Chong Yip St
Kwun Tong Kowloon

Date:	27 April 2021

Dear Sirs

Re	: General Banking Facilities

We, Bank of Communications (Hong Kong) Limited (the “Bank”), are pleased to grant the following facilities (the “Facilities”) to you subject to the Bank’s Terms and Conditions for Banking Facilities (v. Jan 2021) (as amended by the Bank from time to time) and the terms stated below. Terms defined in our Terms and Conditions for Banking Facilities have the same meaning in this letter.

1.	Facilities

1.1 Treasury Facilities

Type(s) of Facility	Facility Limit(s)
1. Facility for derivatives transactions : HKD Interest Rate Swap transactions	HKD300,000.00

2.	Pricing and Conditions

Treasury Facilities	For derivatives transactions:

Purpose:

The Facility shall be restricted to HKD interest rate swap transactions to hedge against interest rate volatility (turn floating rate into fixed rate) arising from the Small and Medium Enterprises Financing Guarantee Scheme facility to be granted under our facility letter Ref. 01320210201000023018-537-10007-SFGS dated 27 April 2021.

Tenor:

The tenor of each contract shall not exceed 60 months.

Condition(s):

(a) Each transaction shall be subject to approval by the Bank.
(b) For each period from the effective date of each derivatives transaction (the “Settlement Period”), any sum payable by the Borrower to the Bank in respect of each derivatives transaction shall be settled at the end of each Settlement Period.

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Our Ref.	: 01320210201000023018-537-10007-IRS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

3.	Conditions Precedent/ Securities

3.1	The following guarantees, securities and legal documents shall be provided :-

(a)	A certified extract of board resolutions (and shareholders’ resolutions if required) from you and (if applicable) the Obligors.
(b)	A Sharing of Credit Data - Customer Consent Form duly executed by you.
(c)	A joint and several personal guarantee duly executed by LAU KWOK YAN MICHAEL [Holder(s) of H.K.I.C. No(s). K352339(A)] and LAU TOM KO YUEN [Holder(s) of H.K.I.C. No(s). D023967(5)] for HKD12,000,000.00 plus interest, fees and other amounts.
(d)	An ISDA 2002 Master Agreement together with its schedule duly executed by you.
(e)	Copy, certified by a director as being a true and up-to-date copy, of the following documents of you:-

	-	Certificate of Incorporation
	-	Certificate of Incorporation on change of name (if any)
	-	Current Business Registration Certificate (if any)
	-	Constitutional documents such as Articles of Association

(f)	Such other documents and approvals as the Bank may request.

4.	Expenses and solicitors appointment

4.1	You, the guarantors and security providers are advised to take separate independent legal advice from solicitors of your and their own choice to ensure that you and they fully understand the nature and effect of the relevant Finance Documents and the practical implications such documents will have for them.

4.2	You are liable to pay for all the expenses incurred in relation to the mortgage loan/banking facilities, including but not limited to legal costs and disbursements incurred to the solicitors who represent the Bank, you, the guarantor(s) and/or security provider(s) for the preparation of the legal charge/mortgage or other loan documents in relation to the mortgage loan/banking facilities, irrespective of whether the mortgage loan is eventually drawn down by you or the banking facilities are eventually utilized by you or otherwise. You irrevocably authorize the Bank to debit such fees, charges and/or expenses to any of your account(s) with the Bank.

You, the guarantor(s) and security provider(s) acknowledge(s) that (i) you, the guarantor(s) and security provider(s) have the right to employ/instruct separate solicitors to act for yourselves; or (ii) you, the guarantor(s), and security provider(s) may request the Bank to provide a list of approved solicitors of the Bank and appoint any solicitors on the list to represent or otherwise. But in any event, you, the guarantor(s) and security provider(s) acknowledge that solicitors representing you, the guarantors, the security providers must be approved by the Bank and you, the guarantor(s) and security provider(s) should bear all the legal costs and disbursements incurred in relation thereto (including but not limited to the fees and charges levied by the Bank and those extra costs for the additional work for each solicitor in reviewing the other solicitor’s documentation, as the case may be).

4.3	It is important that you, the guarantors and security providers read and understand the relevant Finance Documents carefully before signing them. You, the guarantors and security providers may inspect the Finance Documents at the office of your or our solicitors during office hours.

5.	Covenants

5.1	You hereby confirm that the Bank has been supplied with an up-to-date copy of its constitutional documents and confirm the continuous validity thereof.

6.	Other Terms and Conditions

6.1	Notwithstanding any other terms and conditions, the Bank reserves its overriding right at any time with immediate effect to cancel or vary the Facilities, demand immediate repayment of all outstanding amounts and require provision of immediate cash cover (in the amount notified by the Bank) for any future or contingent liabilities.

6.2	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a 365-day year or, as the Bank may otherwise prescribe having regard to the prevailing market practice in the relevant interbank market on the basis of a 360- day year.

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Our Ref.	: 01320210201000023018-537-10007-IRS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

7.	Credit Report

7.1	The Bank may have considered the credit report on you, LAU KWOK YAN MICHAEL and LAU TOM KO YUEN (if applicable) from the credit reference agency in considering your application of the Facilities; should there be any data access and correction request, please directly contact the Consumer Relations Department of TransUnion Ltd. at 2577 1816.

8.	Review

8.1	The Treasury Facilities are subject to the Bank’s review on or before the date falling 60 months from the date of granting this Facilities or at such other times as the Bank deems fit.

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Our Ref.	: 01320210201000023018-537-10007-IRS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

Please signify your acceptance of this offer by signing and returning to the Bank the duplicate copy of this letter within 30 days from the date of this letter, failing which this offer shall automatically lapse. Further, if the above conditions precedent have not been satisfied within 30 days from your acceptance of this offer, the Facilities will not be available or may be subject to changes.

We assure you of our best services at all times.

Yours faithfully,

For Bank of Communications (Hong Kong) Limited

Authorized Signature(s)

After careful consideration of this letter, we accept the Facilities and agree to be bound by the terms and conditions referred to herein.

The Bank may provide each guarantor or surety with a copy of this facility letter, a copy of any formal demand for overdue payment that is sent to me/us if I/we fail to settle any overdue amount following customary reminder, and upon request by the guarantor or surety, a copy of the latest statement of account provided to me/us, if any,

For and on behalf of

GRAND ALLIANCE INTERNATIONAL LIMITED

/s/ LAU KWOK YAN MICHAEL
Name:	LAU KWOK YAN MICHAEL
Title:	DIRECTOR
Date:

Witness:

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Our Ref.	: 01320210201000023018-537-10007-IRS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

To: Bank of Communications (Hong Kong) Limited

I/We confirm that my/our guarantee and/or security document(s) secure the above Facilities (whether existing or new, and as varied by you from time to time) and continue to be in full force and effect, and I/we agree to be bound by your Terms and Conditions for Banking Facilities (as amended by you from time to time):-

/s/ LAU KWOK YAN MICHAEL
LAU KWOK YAN MICHAEL	Witness:
Date:

/s/ LAU TOM KO YUEN
LAU TOM KO YUEN	Witness:
Date:

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WARNING NOTICE

Date:	27 April 2021

To:	LAU TOM KO YUEN (the “Surety”)

Borrower	: GRAND ALLIANCE INTERNATIONAL LIMITED
Lender	: Bank of Communications (Hong Kong) Limited

1.	The Borrower has applied to the Lender for general banking facilities to be granted to the Borrower on the security of, inter alia, a deed of guarantee (the “Document(s)”) to be executed by the Surety.

2.	A copy of the Document(s) is attached to this notice. Please read the Document(s) carefully.

3.	Before you sign the Document(s) which you have to sign if you go on with the transaction, you should instruct a solicitor to protect your interests and to ensure that your rights and liabilities under the Document(s) are properly protected.

4.	YOU ARE RECOMMENDED TO INSTRUCT YOUR OWN SOLICITOR who will be able at every stage of the transaction to protect your interests and to give you independent legal advice.

5.	If you do not instruct your own solicitor, you will be required to attend the Lender’s branch office to execute the Document(s), and a staff of the Lender will only explain and witness your execution of the Document(s). They do not act as your solicitor and will not give you any legal advice regarding the Document(s).

6.	YOU ARE STRONGLY ADVISED to obtain the financial information of the Borrower and any co-surety and engage your own financial adviser to advise you on such financial information before executing the Document(s).

7.	Your liability under the Document(s) will be unlimited if you decide to go on with the transaction by executing the Document(s).

8.	You also have the choice not to proceed with the transaction in connection with the banking facilities to be granted to the Borrower.

9.	Please think carefully before deciding whether to proceed with the transaction. You are free to choose whichever option you prefer.

ACKNOWLEDGEMENT

To: Bank of Communications (Hong Kong) Limited

I acknowledge receipt of a copy of this warning notice and fully understand the contents thereof.

Signed:	/s/ LAU TOM KO YUEN
LAU TOM KO YUEN
Hong Kong Identity Card Number: D023967(5)
Date:

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CONFIRMATION FROM SURETY

To: Bank of Communications (Hong Kong) Limited

Dear Sirs,

Borrower	: GRAND ALLIANCE INTERNATIONAL LIMITED
Surety	: LAU TOM KO YUEN
Lender	: Bank of Communications (Hong Kong) Limited

I refer to the proposed deed of guarantee (the “Document(s)”) and my meeting with Fung Wang Chang (“Representative”) today.

Please put a tick “√” in the appropriate boxes.

☐	The only persons present at the meeting were the Representative and myself. The Borrower was not present at the meeting.

☐	The meeting was held at FLAT A, 4/F, MEYER INDUSTRIAL BUILDING, KWUN TONG.

☐	I have received a copy of the Document(s) and the warning notice to me dated 27 April 2021.

At the meeting, the Representative has explained/confirmed the following matters to me:

☐	The purpose of this meeting is to explain to me my liability under, and the purpose of, the Document(s). The Lender requires that I am given the information and explanation below so that, if I sign the Document(s) I will not be able to claim afterwards that I am not legally bound by the Document(s).

☐	I have been told that I should seek independent legal advice from a solicitor of my choice. I confirm that I do not wish to instruct my own solicitor to act for me in this matter.

☐	The Representative has given me the following information:

☐	The Lender would provide a Treasury Facility of HKD300,000.00 (“Facility”) to the Borrower pursuant to a facility letter dated 27 April 2021. This means the Borrower may borrow from the Lender up to that amount upon execution of the Document(s);

☐	Please refer to the Facility Letter for the purpose(s) of the Facility;

☐	As at 13 April 2021, the Borrower was not indebted to the Lender;

☐	I understand if I have any doubt or any further enquiries about any of the above financial information, I should ask the Borrower directly.

☐	I understand that neither the Lender nor the Representative will provide any legal, financial or commercial advice to me. I should seek independent professional advice.

☐	The following documents were produced at the meeting:

(a)	the facility letter;
(b)	the Terms and Conditions for Banking Facilities; and

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(c)	the deed of guarantee;

☐	I have been asked to read the Document(s) carefully and to ask any questions that I may have.

☐	The Representative has explained that the following is a summary of the main provisions and implications of the Document(s), but does not cover everything:

☐	The Document(s) is/are required to give the Lender a guarantee for the Facility to be provided to the Borrower;

☐	Under the deed of guarantee, I would be liable for the principal sum of HKD12,000,000.00 plus interest, fees and other sums payable under the Document(s). That means up to this level, I will be a guarantor for the liabilities of the Borrower to the Lender and I will be personally liable for those sums. I could be sued by the Lender for those sums.

☐	If I am unable to pay the Lender on demand, I could be made bankrupt.

☐	According to the terms of the facility letter, the Lender may demand repayment at any time.

☐	The Lender has the right to transfer the benefit of the Document(s) to another lender.

☐	I can only be released from my obligations under the Document(s) when the debts secured by the Document(s) have been repaid in full.

☐	It is not advisable for me to make myself liable for an unlimited amount as described in the relevant paragraph above.

☐	I shall consider whether I have the financial ability to repay the Lender taking into account all relevant matters including my assets, liabilities and cash flow.

☐	The above information relates to the effect of the proposed Document(s) and the types of risks that may arise. I note neither the Lender nor the Representative is qualified to assess the likelihood of those risks actually materialising. That depends largely on the financial standing and prospect of the Borrower and its business, although I should also consider whether the sums secured could be repaid from my own resources.

☐	I understand that before I decide whether to agree to sign the Document(s), I should get help on assessing the risks by taking advice on the important financial aspects from a legal advisor, certified public accountant or other qualified professional financial advisor who should be independent from the Borrower.

☐	I understand I do not have to sign the Document(s) at all if I consider the risks are too great or think that the Document(s) is/are of no advantage to me. I understand if I am generally willing but find particular terms unacceptable, it may be possible to negotiate variations of those terms with the Lender in order to make the terms acceptable to me. Those decisions are mine and mine alone.

In signing this letter, I further:

☐	acknowledge that I have been given, and have understood, the explanation and information given to me at my meeting with the Representative, including the above matters;

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☐	confirm that I have decided, of my own free will, to execute the Document(s);

☐	confirm that I do not require the Lender to vary any of the terms of the Document(s);

☐	confirm that I do not require any further legal, financial, commercial or other advice.

Signed by:	/s/ LAU TOM KO YUEN
Name:	LAU TOM KO YUEN
HKID No.:	D023967(5)
Date:

Countersigned by the bank staff:

I confirm that the above contains a comprehensive, correct and contemporaneous record of the meeting which took place between myself and LAU TOM KO YUEN on ____________.

Name:
Date:

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Deed of Guarantee

(For individual(s))

IMPORTANT NOTICE TO THE GUARANTOR

This Guarantee will create legal obligations and liabilities on your part. You are strongly advised to seek independent legal advice before you execute this Guarantee.

Without prejudice to any provision of this Guarantee, please take note of the following:-

(1)	You may become liable (or if you consist of two or more persons, you may become liable jointly and severally), instead of or as well as the Principal, for all debts and liabilities (whether actual or contingent, and whether past, present or future) incurred by and owing from the Principal to us at any time and from time to time.

(2)	Your maximum liability under this Guarantee is the amount set out in the Second Schedule hereto plus the sums referred to in Proviso (ii) of Section B of this Guarantee. Where no amount is specified in the Second Schedule, the amount ultimately enforceable against you will be unlimited. We may agree to extend further facilities to the Principal without your consent for which you will be liable.

(3)	Subject to paragraph (2) above, you will be required to pay, on demand by us, all sums of money debts and liabilities of the Principal. By way of examples and without limitation, you may be called upon to pay under this Guarantee if the Principal has failed to pay us any indebtedness when due or on demand or if you and/or the Principal are unable or admit inability to pay debts generally as they become due or in the event of any proceedings in or analogous to bankruptcy, insolvency, winding up or liquidation against you or the Principal.

(4)	This Guarantee is a continuing guarantee. Nevertheless, you may by notice to us limit your liability under this Guarantee to the debts and liabilities due, owing or incurred by the Principal (whether actual or contingent) before the date falling 3 months after the date on which such notice is received by us.

(5)	We shall be entitled to retain this Guarantee for at least one month plus such statutory period within which any security, disposition or payment to us could be avoided or reduced after you have extinguished your liabilities under this Guarantee.

In case of any inconsistency or conflict between the contents of this notice and those of this Guarantee, the latter shall prevail.

BANK OF COMMUNICATIONS (HONG KONG) LIMITED

To:	BANK OF COMMUNICATIONS (HONG KONG) LIMITED

A.	Definition

Unless the context otherwise requires, all capitalized terms used herein shall have their respective meanings as defined in Clause 27 of Section C of this Guarantee.

B.	Guarantee

In consideration of BANK OF COMMUNICATIONS (HONG KONG) LIMITED (hereinafter called “the Bank”, including its successors and assigns) agreeing at the request of the principal debtor (hereinafter called “the PrincipaI”, whose particulars are set out in Part A of the First Schedule hereto) and/or the undersigned (whose particulars are set out in Part B of the First Schedule hereto) from time to time or at any time (i) to grant or continue to grant general banking facilities of whatever nature and in whatever currency to the Principal either singly or jointly with other parties on such terms, manner and form and for so long as the Bank may in its absolute discretion think fit; and/or (ii) to withhold proceedings against or not to make immediate demand for repayment from the Principal for so long and on such terms and conditions as the Bank may in its absolute discretion think fit, I, the undersigned, HEREBY AGREE (and in case where there are more than one undersigned, we, the undersigned, HEREBY JOINTLY AND SEVERALLY AGREE) to PAY and SATISFY to the Bank ON DEMAND in writing all sums of money, debts and liabilities whether actual or contingent whether now or at any time hereafter owing, incurred or due to the Bank from or by the Principal (or any one or more of them) in any manner howsoever or on any account whether as principal or surety and whether alone or jointly with any other person, firm or corporation or from or by any firm in which the Principal (or any one or more of them) may be a partner and in whatever name, style or form including but not limited to the following:

(a)	any and all sum or sums due, owing and/or payable to the Bank by the Principal (or any one or more of them) under any banking facilities, dealings, transactions, undertakings, contracts and/or obligations, liabilities, engagements of whatever nature and/or under any bills, drafts, notes, guarantees and/or indemnities;

(b)	interest accrued or to be accrued;

(c)	commissions, fees and other charges payable by the Principal to the Bank;

(d)	any legal or other costs, expenses, disbursements and/or payment of whatsoever nature incurred by the Bank in relation to the Principal or this Guarantee or any other guarantee, indemnity or security for any money obligations or liabilities hereby guaranteed on a full indemnity basis.

PROVIDED ALWAYS that:

(i)	where no amount is specified in the Second Schedule hereto as a Specified Amount, the amount ultimately enforceable against me/us under this Guarantee shall for all intents and purposes be unlimited; but

(ii)	where there is a Specified Amount set out in the Second Schedule hereto, the total liability ultimately enforceable against me/us under this Guarantee shall not exceed in the aggregate amount being the total of the Specified Amount together with a sum equal to all interest (including default interest) owing or payable by the Principal to the Bank in respect of any debts or liabilities of the Principal guaranteed hereunder and all those amounts referred to in sub-clauses B(c) and B(d) above, PROVIDED ALWAYS that where the total debts and liabilities owing by the Principal to the Bank exceeds the limit ultimately enforceable against me/us under this Guarantee, the Bank shall be entitled at its absolute discretion to determine which part or parts of such debts and liabilities shall be guaranteed and/or demanded hereunder AND PROVIDED FURTHER that in such event, should such debts and liabilities (or any part or parts thereof) determined by the Bank to be guaranteed and/or demanded under this Guarantee be paid by the Principal or any third party or parties other than me/us, my/our liabilities hereunder shall not thereby be deemed diminished or discharged and the Bank shall be entitled to re-determine such other part or parts of the debts and liabilities then owing by the Principal to be guaranteed hereunder and demanded accordingly.

C.	Further Covenants

I, the undersigned, HEREBY FURTHER AGREE AND UNDERTAKE (and in case where there are more than one undersigned, we, the undersigned, HEREBY JOINTLY AND SEVERALLY AGREE AND UNDERTAKE) as follows:-

1.	Currency indemnity:

(a)	All moneys received or held by the Bank under this Guarantee may from time to time be converted into such other currency as the Bank considers necessary or desirable to cover my/our obligations and liabilities in that currency at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing the currency to be acquired with the existing currency.

(b)	No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge my/our obligation or liability in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Bank shall have a further separate cause of action against me/us and shall be entitled to enforce this Guarantee to recover the amount of the shortfall.

2.	Payment not subject to deduction: All payments under this Guarantee shall be made free of any restriction and counterclaim and without any set-off, deductions or withholdings whatsoever. If any payment to be made under this Guarantee is subject to any tax or other withholding. I/we undertake to pay to the Bank such additional amount as may be necessary to ensure that the net amount received (whether as principal, interest or any other sum) is equal to the amount which the Bank would otherwise have received.

3.	Interest on sums demanded hereunder: In addition and without prejudice to Proviso (ii) of Section B above, all sums demanded for payment but unpaid under this Guarantee shall bear interest from the date of the Bank’s demand hereunder to the date of actual payment (as well after as before judgment) at the rate(s), if any, agreed between the Bank and the Principal pursuant to banking facilities provided to the Principal by the Bank and if none is so agreed, at such rate(s) as the Bank may determine from time to time at the Bank’s absolute discretion.

4.	Continuing security: This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing by the Principal but shall be a continuing security and shall extend to cover all sum or sums of money which shall for the time being or at any time constitute the balance due from the Principal to the Bank in whatsoever manner.

5.	Happening of Specified Events: This Guarantee shall be binding as continuing security on me/us and shall not be discharged or be in any way affected by any one or more or all of the Specified Events.

6.	Termination: This Guarantee is irrevocable but I/we may by notice to the Bank limit my/our liability for the debts and liabilities of the Principal guaranteed hereunder (the “Guaranteed Liabilities”) to those Guaranteed Liabilities due, owing or incurred by the Principal (whether actual or contingent) before the date falling 3 months after the date on which such notice is received by the Bank (the “Termination Date”). I/We will remain liable for all Guaranteed Liabilities (whether actual or contingent) as at the Termination Date (together with interest (including default interest), commissions, costs, fees, banking and other charges and expenses which continue to acme in respect of those Guaranteed Liabilities after the Termination Date). If the notice under this Clause 6 has not been given by all of the undersigned, those who have not given such notice shall not be entitled to limit its liability by such notice and shall remain fully liable under this Guarantee.

7.	No demand Prior to termination: I/We hereby expressly agree that my/our obligations under this Guarantee shall not in any way be affected by the Bank not making a demand on me/us before the termination of this Guarantee and that the Bank may make a demand on me/us at any time whether before or after the termination of this Guarantee whereupon I/we shall immediately pay the Bank the amount demanded.

8.	New accounts with Principal: In the event of this Guarantee ceasing from any cause whatsoever to be binding as a continuing security on me/us, the Bank shall be at liberty without thereby affecting the Bank’s rights hereunder to open a fresh account or accounts and/or to continue any then existing account or accounts with the Principal and no moneys paid from time to time into any such fresh account or accounts so opened by or on behalf of the Principal (or the then existing account or accounts where no such fresh account or accounts are opened, as the case may be) and subsequently drawn out by the Principal shall on settlement of any claim in respect of this Guarantee be deemed appropriated towards or have the effect of payment of any part of the moneys due from the Principal at the time of this Guarantee ceasing to be so binding as a continuing security or of the interest thereon unless the person or persons paying in such moneys shall at the time of payment direct the Bank in writing specifically to appropriate the same to that purpose.

9.	Conclusive evidence:

(a)	Any admission or acknowledgement in writing by the Principal or by any person authorized by the Principal of the amount of indebtedness of the Principal to the Bank and any judgment recovered by the Bank against the Principal in respect of such indebtedness shall be binding and conclusive on and against me/us in all courts of law and elsewhere.

(b)	A certificate by any of the Bank’s duly authorized officers as to the moneys and liabilities for the time being due or owing to the Bank from or by the Principal shall be binding on me/us and conclusive evidence in any legal proceedings against me/us in all courts of law and elsewhere.

10.	Indulgence, dealing with Principal: The Bank shall be entitled without notice to me/us and/or my/our consent and without thereby discharging or affecting my/our liabilities hereunder at any time at the Bank’s sole and absolute discretion to deal freely with the Principal or any other party or parties liable in respect of any debts and/or liabilities guaranteed hereunder whether jointly, severally or jointly and severally with the Principal or as surety or as provider of securities including but without limitation:-

(a)	to terminate, reduce, limit, restrict, grant, enlarge, increase, vary, continue, renew or regrant any banking facilities to the Principal; and/or

(b)	to vary, exchange, renew, discharge, release, give up, abstain from perfecting and/or hold over any securities (including but not limited to any bills, notes, mortgages, charges, liens or other securities) indemnities, guarantees and/or any other undertaking or arrangement of similar nature whether from the Principal or from any third party or parties covering or in respect of any debts and liabilities hereby guaranteed; and/or

(c)	to release, discharge, settle or compound with, grant indulgence, give time for payment or other accommodation, to accept compositions from and make any other arrangements with the Principal and/or any third party or parties including but not limited to any person or persons liable on any bills, notes, mortgages, charges, liens or other securities as aforesaid or any person liable jointly, severally or jointly and severally with or as surety of the Principal or any other person or persons.

11.	Security additional:

(a)	Save and except expressly provided for in this Guarantee, this Guarantee shall be in addition to and not in substitution of any other guarantee or security in respect of any debt and/or liability of the Principal guaranteed hereunder whether given by me/us or by the Principal or by any other third party or parties.

(b)	This Guarantee shall be in addition to and shall not merge with or in any way discharge, prejudice or affect any other guarantees, agreements, undertakings, rights, liens, collateral or other securities now or hereafter held by the Bank from me/us or any one or more of us or any third party or parties for or in respect of all or any part of the debts and liabilities hereby guaranteed nor should this Guarantee be discharged, prejudiced or affected by any such guarantees, agreements, undertakings, rights, liens, collateral or other securities. Unless specified by the payer, the Bank shall have absolute discretion to apply or appropriate any money received by the Bank for payment of any debts and/or liabilities owing to the Bank by the Principal without any notice to me/us or my/our consent.

12.	Enforcing other means of payment: The Bank is to be at liberty, but not bound, to resort for the Bank’s own benefit to any other means of obtaining payment or securing performance by the Principal or any other co-sureties at any time and in any manner or order the Bank thinks fit without affecting this Guarantee and/or without in consequence diminishing my/our liability hereunder. The Bank may exercise and enforce the Bank’s rights hereunder before resorting to other means of obtaining payment or securing performance or after such means have been resorted to in respect of any balance due or outstanding liabilities or obligations and in the latter case without entitling me/us to any benefit from such other means so long as any sum, liability or obligation remains due, owing or payable or outstanding (whether actual or contingent) from or by the Principal to the Bank.

13.	Invalidity of other security etc.: My/our liabilities shall not be affected by any failure by the Bank to take any security or by any invalidity of any security taken or by any existing or future agreement by the Bank as to the application of any banking facilities made or to be made to the Principal.

14.	Guarantee of whole debt: Although my/our ultimate liability hereunder cannot exceed the limit hereinbefore provided in Proviso (ii) of Section B, if any, this Guarantee shall be construed and take effect as a guarantee of the whole and every part of all debts and liabilities now or at any time hereafter owing to the Bank by the Principal.

15.	Payment into suspense account: Any money paid to the Bank under this Guarantee may be placed and kept by the Bank in a separate or suspense non-interest bearing account for so long and in such name as the Bank may in the Bank’s absolute discretion think fit without applying the same or any part thereof in or towards discharge of any debts or liabilities due or incurred by the Principal to the Bank so as to enable the Bank to preserve intact the Principal’s liability to the Bank and to sue or prove in arrangement, composition, liquidation, bankruptcy, winding up or such similar proceedings against the Principal the entirety of the debt or liabilities owing without taking into account any sum so paid under this Guarantee.

16.	No competition with the Bank’s right: Until the Bank has been paid and received in full (which expression shall not embrace payment of a dividend in liquidation bankruptcy winding up or similar proceedings of less than 100 percent) all debts and liabilities owing by the Principal, I/we shall not whether directly or indirectly:

(a)	prove against the Principal’s estate in any liquidation, bankruptcy, winding up or similar proceedings for or in relation to any sum or sums paid under this Guarantee or otherwise howsoever in competition with the Bank;

(b)	claim, exercise and/or enforce any rights of subrogation, contribution, indemnity, assignment, set-off and/or counter-claim (whether statutory, in law or in equity or howsoever) in relation to any sum or sums paid under this Guarantee and any sum or sums so received by me/us and in breach hereof shall be held by me/us on trust for the Bank and be paid over to the Bank on demand for discharge of any debts and liabilities due by the Principal to the Bank in addition to and independent of my/our liabilities hereunder and shall not be subject to the limitation, if any, provided in Proviso (ii) of Section B above;

(c)	do any act or thing which might on the insolvency, bankruptcy, liquidation or similar proceedings of the Principal result in the increase of proofs or reduce the assets distributable amongst the creditors of the Principal to the Bank’s prejudice;

(d)	take now or at any time hereafter for or in respect of any of my/our liability under this Guarantee from the Principal either directly or indirectly without the Bank’s consent in writing any security or counter-security, promissory note, bill of exchange, mortgage, charge whether merely personal or involving a charge on any property whatsoever of the Principal. I/We hereby declare that I/we have not taken any such security or counter-security and all security or counter-security as aforesaid which I/we have now or at any time hereinbefore taken or may at any time hereafter take (whether with the Bank’s consent or in breach of the above provision) and all moneys at any time received in respect thereof shall be held in trust for the Bank and as security to the Bank for the fulfillment of my/our obligations hereunder and all of them shall be deposited by me/us with the Bank and I/we shall do all such act or take all such action and/or sign or execute all such deeds or documents at the Bank’s request but at my/our costs and expenses for such purposes and for perfecting the Bank’s rights and claims thereto; and/or

(e)	by paying off any sum recoverable hereunder or by any other means or on any other ground, claim to have the benefit of any security which the Bank may now or hereafter hold for any moneys or liabilities due or incurred by the Principal to the Bank or to have any share therein.

17.	Set-Off and lien: In addition to any general lien or similar right to which the Bank as bankers may be entitled by law, the Bank may at any time, without prior notice to me/us:

(a)	set off and appropriate and apply any credit balance on any account (whether subject to notice or not and whether matured or not) in any currency of which I/we or any one or more of us am/is/are at any time beneficially entitled (whether in my/our own name or jointly with other persons and whether current, savings, time, call or deposit accounts) at any of the Bank’s office or branch wherever situate against or on account of all or any of my/our liabilities to the Bank hereunder and for such purpose, the Bank may convert all or any part of such credit balance or liability to such other currencies at the applicable rate of exchange quoted and determined by the Bank as may be necessary to effect such application or set-off; and

(b)	if any sum is due but unpaid hereunder, to retain all or any securities, valuables or any other property whatever and wherever situate which may be deposited with or otherwise held by the Bank for me/us or in my/our name or any one or more of us whether for safe custody or otherwise and to sell the same or any part thereof at such price as the Bank shall determine whether by public auction, private treaty or tender and the Bank may engage such agent or broker therefor and apply the proceeds thereof to set off any or all sums owing hereunder after first deducting all costs and expenses.

18.	Joint signatories, liabilities joint and several: Should the undersigned be more than one party or should this Guarantee be intended to be given by more than one party:-

(a)	Each and every one of the parties to this Guarantee shall be jointly and severally liable hereunder and “I/we”, “me/us” and all provisions of this Guarantee shall be so construed accordingly.

(b)	Should this Guarantee prove not to be binding on or become invalid against any one or more but not all of us for any reason whatsoever, the liability of such other(s) of us shall remain intact, valid and binding as if such of us who is/are not bound by this Guarantee has/have never been party or intended to be party hereto.

(c)	This Guarantee shall be binding and effective for all intents and purposes against each and every one of us who has actually signed with immediate effect and the failure of any intended guarantor(s) to sign or execute shall not affect the validity hereof against those signed as if those who have not signed or executed have never been intended to be party hereto.

(d)	The Bank shall be entitled without any notice or consent of us to release or discharge any one or more but not all of us from his or their obligations and/or liabilities under this Guarantee or any part thereof or to accept or enter into any settlement or compromise or composition or make any other arrangements with or grant any time indulgence waiver or accommodation to any one or more but not all of us without discharging, releasing or affecting the liabilities and obligations of the other or others of us.

19.	Notice: Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be made by fax or letter. Without affecting other methods of communications, any communication to me/us sent to my/our latest address, email address or facsimile number on the Bank’s record is deemed to be received by me/us, when left at such address, or on despatch if sent by email or facsimile, or 2 days after posting or 7 days if posted to an overseas address, notwithstanding its return through the post. Any communication to the Bank is effective only when actually received by it.

20.	Firm, corporation, association, unincorporated body etc.: If it shall so happen that the Principal shall be either a firm or a limited company or other corporation or a committee or association or other unincorporated body, any of the provisions herein contained which shall be primarily and literally applicable to the case of a single and individual principal only shall be construed and take effect so as to give the Bank hereunder a guarantee for the money owing from such firm and every member thereof or from such limited company or corporation or committee or association or other unincorporated body as identical or analogous as may be with or to that which would have been given for the moneys owing from a single individual if the Principal were a single individual and any moneys or liabilities shall be deemed to be owing, remaining due and unpaid by the Principal as provided in Section B above. And further in case where the Principal is a firm, this Guarantee shall be deemed to be a continuing guarantee of all moneys owing, as provided in Section B above, from the persons or person now or at any time hereafter from time to time and for the time being carrying on business in the name of or in succession to the firm or from any one or more of such persons and any change in the constitution of the firm whether by death, retirement or admission of partners or otherwise howsoever shall not affect invalidate or discharge my/our liability under this Guarantee. And in the case of a limited company or other corporation any reference to bankruptcy shall be deemed to be a reference to liquidation, winding up or other analogous proceedings and the moneys owing as aforesaid and hereby guaranteed shall be deemed to include any moneys owing in respect of debentures or debenture stock of such limited company or other corporation held by the Bank or on the Bank’s behalf.

21.	Conditions to discharge:

(a)	Any release, discharge or settlement between the Bank and me/us (including the return of this Guarantee) shall be conditional upon no security, disposition or payment to the Bank by the Principal, me/us or any other party being avoided or reduced pursuant to any provisions or enactments relating to insolvency, bankruptcy, liquidation, winding-up or such similar proceedings, and if such condition shall not be fulfilled, the Bank shall be entitled at any time to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred.

(b)	For the purposes of Clause 21 (a) above, the Bank shall be entitled to retain this Guarantee for a period of one month plus such statutory period within which any security, disposition or payment to the Bank could be avoided or reduced after the full payment, discharge or satisfaction of all debts and liabilities owing by the Principal to the Bank and in the event of the commencement of bankruptcy or winding-up of any party making such payment, discharge or satisfaction, for such further period as the Bank may determine and to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred.

22.	Liabilities Primary, invalidity of Principal’s debts etc.: Independent of the above stipulations, I/we further agree to be liable as an independent principal debtor to the Bank for the payment of all sums guaranteed or ought to be guaranteed hereby so that:-

(a)	This Guarantee may be enforced against me/us (or any one or more of us) without the Bank first enforcing any rights or claims or instituting legal proceedings against the Principal and/or any third party or parties and/or to join in the Principal as a party in the same proceedings against me/us and/or the Bank first realizing or enforcing any of the securities or other guarantees held by the Bank whether from me/us or any other party or parties.

(b)	In addition and without prejudice to Clause 21 hereinabove, should any debts and/or liabilities, which if valid or enforceable would be guaranteed by and be the subject-matter of this Guarantee, be or become wholly or in part invalid, unenforceable against or irrecoverable from the Principal whether in law or otherwise as a result or arising out of any legal limitation, disability or incapacity on or of the Principal and/or any other reasons or circumstances including but not limited to want of or inadequacy of the borrowing power of the Principal, the irregular or improper exercise of the borrowing power, the exercise of the borrowing power concerned or the borrowing concerned by the Principal is ultra vires (in the case where the Principal is a limited company), the want of authority by any agent or person purporting to act on behalf of the Principal, I/we shall nevertheless be still liable to the Bank for such debts and/or liabilities as if the same were wholly valid and enforceable and I/we were the sole and principal debtor in respect thereof irrespective whether or not as between the Bank and the Principal, the Principal will have a valid defence thereto and the Bank shall not be concerned to see or enquire into the powers of the Principal or its officers, employees or agents purporting to act on its behalf.

(c)	I/We hereby waive all and any of my/our rights as surety which may at any time be inconsistent with any of the provisions of this Guarantee.

23.	Waiver; rights cumulative: No failure to exercise or enforce and no delay in exercising or enforcing on the Bank’s part of any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power or privilege hereunder operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power or privilege preclude any other further exercise or enforcement thereof, or the exercise or enforcement of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative to and not exclusive of any right, remedy, power and privilege provided by law or other documents held by the Bank.

24.	Notice of subsequent incumbrance: If the Bank receives notice of any subsequent mortgage, charge, assignment or any other disposition affecting the security, if any, afforded by me/us or any third party or interest therein, the Bank may open a new account for me/us. If the Bank does not open a new account for me/us then unless the Bank gives notice to the contrary to me/us, it shall nevertheless be treated as if the Bank had done so at the time when the Bank receives such notice and as from that time all payments made by me/us or on my/our behalf to the Bank shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from me/us to the Bank at the time when the Bank receives notice.

25.	Information of Guarantor(s):

(a)	I/We undertake at all times to notify the Bank in writing of any change of my/our particulars including but without limitation my/our address, telephone number or facsimile number.

(b)	I/We acknowledge that I/we have noted the content of the Bank’s Notice to Customers relating to the Personal Data (Privacy) Ordinance (the “Notice”) and agree that it is necessary to supply the Bank with data under the First Schedule hereto or as required by the Bank in order that the Bank will accept this Guarantee. I/We authorize the Bank to use my/our data for the purposes set out in the Notice and note that data held by the Bank will be kept confidential but permit the Bank to provide such data and/or information to the persons listed in the Notice or any other person(s) (including debt collecting agent(s)) for the purposes set out in the Notice or in compliance with any laws, regulations or directions binding on the Bank or its branches or sub-branches. I/We further authorize the Bank to contact any of my/our employers (if applicable), banks, referees or any other sources for the purpose of obtaining or exchanging any information and to compare the information provided by me/us with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to my/our interest or against me/us or any of us. I/We consent to my/our data being transferred to another jurisdiction outside Hong Kong.

(c)	I/We confirm and warrant that, in respect of any information relating to a third party (including any of its Affiliates and any of such Affiliate’s director, employee or officer), I/we have obtained the consent of such third party to the provision of such information to the Bank and to the disclosure of such information by the Bank to any of the Discloseable Persons. Insofar as any information provided, or to be provided, by me/us includes the personal data of any individual, I/we further confirm and warrant that I/we have obtained sufficient informed consent from the relevant individual in order for the Bank to comply with applicable law and for the purpose of enabling the Bank to collect, process, use, disclose, transfer (including internationally transfer) and store such information in the circumstances described in the Notice or any other circular provided by the Bank to it from time to time relating to the Personal Data (Privacy) Ordinance, and will provide the Bank with such consent as and when requested by the Bank.

For the purpose of sub-clause (b) above, I/we shall be deemed to be “customer” as referred to in the Notice.

26.	Debt collection: The Bank shall be entitled to employ debt collecting agent(s) to collect any sum due but unpaid by me/us hereunder. I/ we hereby agree, and acknowledge that I/we have been warned, that I/we shall indemnify and keep the Bank indemnified on a full indemnity basis against all costs and expenses which the Bank may incur in employing debt collecting agent(s).

27.	Definitions: In this Guarantee:-

(a)	“Affiliate” means, in relation to any person, a Subsidiary of that person or a Parent Undertaking of that person or any other Subsidiary of that Parent Undertaking.

(b)	“banking facilities” means all types of secured and unsecured banking facilities, loans, advances, credit facilities and financial, credit or other arrangement including but not limited to all types of foreign exchange and derivatives transactions and swap arrangements, overdraft facilities, trust receipt facilities and all types of arrangement or facilities relating to documentary or other credits, in particular, their issuance negotiation and/or acceptance; issuance or acceptance of guarantees, indemnities and bonds; discounting, negotiation or purchase of bills of exchange or promissory notes; leasing; hire-purchase arrangement and all other types of arrangement whereby credit is extended, accommodation is afforded and/or liability or commitment (whether actual or contingent) is incurred by the Bank for or on account of the Principal.

(c)	“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong).

(d)	“Discloseable Persons” means the following persons:-

(i)	any of the Bank’s Affiliates;
(ii)	the Bank’s head office and any other branch;
(iii)	any of the Bank’s professional advisers and any other person providing services to it (provided that such person is under a duty of confidentiality, contractual or otherwise, to the Bank);
(iv)	any Obligor;
(v)	any person permitted by any Obligor;
(vi)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;
(vii)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and
(viii)	any other person:

(aa)	to (or through) whom the Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document; or
(bb)	with (or through) whom the Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Finance Document, any Obligor or any member of its group.

(e)	“Finance Documents” means any facility letter, loan agreement, guarantee or security document evidenced or in respect of any debts and/or liabilities guaranteed hereunder, and any documents ancillary to the foregoing.

(f)	“Obligors” means all of the undersigned and any person who has given any guarantee or provided any security in respect of any debts and/or liabilities guaranteed hereunder, and “Obligor” means any of them.

(g)	“Parent Undertaking” means a parent undertaking within the meaning of Schedule 1 to the Companies Ordinance.

(h)	“I” and “me” mean the party who executed this Guarantee, and “we” and “us” mean all the parties who executed this Guarantee or any one or more of them, and include also the party’s or parties’ respective estate(s), successor(s), assign(s) and personal and/or legal representative(s) and “my” and “our” shall be so construed accordingly.

(i)	“The Principal” means the party or parties whose particulars are set out in Part A of the First Schedule hereto and where the Principal consists of more than one party, “the Principal” means and refers to all such parties or any one or more of them.

(j)	“Specified Amount” means the amount specified in the Second Schedule hereto.

(k)	“Specified Events” means the death, bankruptcy, liquidation, insolvency, dissolution, incorporation or other changes whatsoever in the constitution or composition of, or mental illness or other disability whatsoever of, the Principal (or any one or more of them) and/or me/us (or any one or more of us) and “Specified Event” means any one of the foregoing events.

(1)	“Subsidiary” means a subsidiary undertaking within the meaning of Schedule 1 to the Companies Ordinance.

(m)	“the Bank” includes the Bank’s successors and assigns and any or all of the Bank’s offices and/or branches whether in Hong Kong or abroad and for the avoidance of doubt, this Guarantee shall cover all debts and liabilities owing or incurred by or from the Principal to the Bank anywhere in the world whether to any one or more of the Bank’s offices and/or branches in Hong Kong or abroad.

(n)	“including” or “includes” means including or includes without limitation.

(o)	The various matters set out as consideration in Section B of this Guarantee are in the disjunctive and alternative and the provision for considerations herein shall be deemed to have been absolutely and fully complied with and fulfilled if any one of the matters set out therein have been done.

(p)	Unless the contrary intention appears, words importing the masculine gender shall include females and corporations and words in the singular shall include the plural and words in the plural shall include the singular.

28.	Clauses severable: If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the other remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

29.	Law and jurisdiction: This Guarantee shall be governed and construed in all respects in accordance with the laws of Hong Kong SAR. I/We hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong SAR courts but the Bank shall be entitled to enforce this Guarantee in courts of other competent jurisdiction as the Bank may select.

30.	Headings: In this Guarantee, headings to sections or clauses are inserted for convenience only and have no legal effect and reference to sections, clauses and schedules are to sections, clauses and schedules of this Guarantee unless otherwise stated.

31.	Language: The Chinese version of this Guarantee (if any) is for reference only and if there is any conflict between the English and Chinese versions, the English version shall prevail.

32.	Third Party Right: A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623, the Laws of Hong Kong) to enforce or to enjoy the benefit of any term under this Guarantee. No person other than the undersigned and the Bank will have any right to enforce the provisions of this Guarantee.

33.	Assignment: I/We shall not assign or transfer any of my/our rights or obligations under this Guarantee. The Bank may assign any of its rights under this Guarantee to any person.

The First Schedule Above Referred To

Part A

Name and particulars of the Principal

Company Number/Business Registration
Name	Address	Number/Identification Document and Number
GRAND ALLIANCE INTERNATIONAL LIMITED	Unit A 4/F	Hong Kong Certificate of incorporation No. 742667
Meyer Industrial Bldg
2 Chong Yip St
Kwun Tong Kowloon

Part B

Name and particulars of the undersigned

Name	Address	Identification Document and Number
LAU KWOK YAN MICHAEL	Flat A 2/F Block 6	HKID No. K352339(A)
Villa Carlton
369 Tai Po Road
Kowloon

LAU TOM KO YUEN	Flat 3 G/F	HKID No. D023967(5)
1-1 A Oxford Road
Kowloon

The Second Schedule Above Referred To

The Specified Amount

(If applicable, please insert the Specified Amount below. If no Specified Amount is stated below, your liability to the Bank under this Guarantee is unlimited.)

-	The Specified Amount under this Guarantee is HKD12,000,000.00

IN WITNESS WHEREOF this Deed of Guarantee is executed and delivered as a deed by the party(ies) set out in Part B of the above First Schedule this                      day of

SIGNED, SEALED AND DELIVERED BY:

NAME	LAU KWOK YAN MICHAEL	SIGNATURE	/s/ LAU KWOK YAN MICHAEL

NAME	LAU TOM KO YUEN	SIGNATURE	/s/ LAU TOM KO YUEN

NAME		SIGNATURE

NAME		SIGNATURE

Witnessed by:-

NAME	SIGNATURE

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

Address	: Unit A 4/F
Meyer Industrial Bldg
2 Chong Yip St
Kwun Tong Kowloon

Date	: 27 April 2021

Important Notice:	This Facility Letter sets out the terms and conditions upon which the Bank would provide general banking facilities to you. Each of the persons who countersigns this Facility Letter is advised to read and understand this Facility Letter carefully and to seek independent legal advice before accepting this Facility Letter.

Dear Sirs,

Re:	Banking Facilities under the Small and Medium Enterprises Financing Guarantee Scheme (the “Scheme”) operated by HKMC Insurance Limited (“HKMCI”)

With reference to our discussion, we, Bank of Communications (Hong Kong) Limited (the “Lender” or the “Bank”), are pleased to grant the following facilities as indicated (collectively, the “Facilities” or each, a “Facility”) to you (the “Borrower”) under the Scheme subject to the Terms and Conditions for Banking Facilities (as amended by the Bank from time to time) (hereafter referred to as the “Terms and Conditions for Banking Facilities”) and the terms and conditions stated below.

Clause 1 (Definitions and interpretation) of the Terms and Conditions for Banking Facilities shall apply to this Facility Letter.

1.	Facilities

(a) Facility of Non-Revolving Nature:

Type(s) of Facility	Principal Amount
Instalment Loan	HKD3,000,000.00

2.	Pricing and Conditions

Instalment Loan

Interest Rate:

At 2.60% p.a. over one (1) month HIBOR as determined by the Bank on the commencement date of each month (“interest period”) commencing from the first drawdown date.

Note:

(1)	If the first day of an interest period falls on a non-Business Day or on a date when I month HIBOR is not available, 1 month HIBOR for that interest period shall be the 1 month HIBOR as determined by us for the immediately preceding date when such rate was available.
(2)	The interest rate for each interest period shall be fixed on the commencement date of such interest period.

Default Interest Rate:

At 4.25% p.a. over HKD Best Lending Rate

Repayment:

(a)	For a maximum term of 60 months from the first drawdown date (subject to confirmation).
(b)	Principal and interest shall be repaid monthly commencing from the one month after the first drawdown date until full repayment.

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(c)	The outstanding balance of the principal and all accrued interest shall be repaid in full on the last installment payment date. If the last installment payment date falls on a non-Business Day, such date shall fall on the date immediately preceding such non-Business Day.

The Lender will advise the Borrower of the monthly installment amount(s) under separate letter (subject to fluctuation).

Prepayment :

Prepayment of the Facility of Non-Revolving Nature shall be allowed subject to the following conditions:-

(a)	You may prepay the Facilities in whole or in part upon seven Business Day(s)’ prior written notice to us or upon payment of one month’s interest in lieu of notice.
(b)	Any partial prepayment shall be in a minimum of HKD 50,000.00 and must be paid on an installment payment date.
(c)	If prepayment is made within the first year from the date of advancement, a prepayment fee equal to 2.00% on the amount prepaid shall be charged.

Remarks:

(i)	The Facility shall be used for the purpose set out in paragraph 4.1(a) of this Facility Letter.
(ii)	Security over the business installations, equipment or other asset purchased by the Borrower with proceeds of the Facilities is required (if applicable).
(iii)	The Borrower does not require Single Upfront Guarantee Fee to be financed by the Lender.

3.	Conditions Precedent

3.1	Our obligation to make the Facilities available to you is subject to the condition that we have received the following documents in form and substance satisfactory to us:

(x)	this Facility Letter duly accepted by you, the Guarantor(s) (as defined below) and the Security Provider(s) (as defined below) (if any);

(x)	the prescribed application form (the “Application Form”) duly filled in and executed by the Borrower and the Guarantor(s);

(x)	all the security documents required under this Facility Letter duly executed;

(x)	certified extract of board resolutions (and shareholders’ resolutions where appropriate) from the relevant parties (where the relevant parties are limited companies) approving the execution of the Application Form, the terms of this Facility Letter, the Terms and Conditions for Banking Facilities, the security documents herein referred to and other condition precedent documents;

(x)	a true, complete and up-to-date copy, certified by a director, of each of the following documents of the Borrower, if the Borrower is a limited company incorporated in Hong Kong:-

–	Certificate of Incorporation
–	Certificate of Change of Name (if any)
–	Current Business Registration Certificate covering the Starting Date (hereinafter defined) Articles of association
–	Register of directors
–	Register of shareholders
–	Hong Kong identity cards or passports of each director and shareholder;

(x)	a true, complete and up-to-date copy, certified by a director, of each of the following documents of the shareholder of the Borrower, if any shareholder of the Borrower is an overseas company:-

–	Certificate of Incorporation
–	Certificate of Incumbency (if applicable)

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

–	Register of directors, including the name (English and, if available, Chinese) and the number of identification document of each director
–	Register of shareholders/members, including the name (English and, if available, Chinese) of each shareholder, the number of identification document and the shareholding of each shareholder;

(x)	a true and complete copy, certified by a director, of the identity card or other identification document (e.g. copy of a passport) of each director and shareholder of the Borrower. For any shareholder(s) who is/are not Guarantor(s), if a copy of the identity card or identity document is not available, the Form of Additional Information on Borrower and Related Entity(ies) (Form No. SFGS 103) duly completed and signed in respect of each such shareholder;

(x)	a true and complete copy, certified by a director, of the latest Annual Return (Form NAR1) filed with the Companies Registry, together with the filed Forms NM1, NM2, NSC1, NSC11, NSC19, NSC20, NDBl, ND2A and ND2B, if any;

(x)	a true and complete copy, certified by a director, of Form 1(a) or Form l(c) of the Business Registration Office or the Business Registration Search Report, if the Borrower is sole proprietorship, partnership or unincorporated body;

(x)	“Notification of Result” (the “Notification of Result”) (if applicable) duly issued by HKMCI in relation to your application under the Scheme;

(x)	a direct debit authorization in the Lender’s standard form duly executed by the Borrower to authorize the Lender to debit the Borrower’s account maintained with the Lender for the repayment of the indebtedness under the Facilities;

(x)	the Sharing of Credit Data - Customer Consent Form duly accepted and executed by the Borrower (applicable to CCRA Qualifying Company);

(x)	if the Borrower is a company, its latest available audited financial statements and (in case, as of the date of the application under the Scheme, the Borrower has not yet had any audited financial statements since its incorporation or the year-end date of its latest available financial statements was older than 18 months) its management accounts with year-end date not older than 12 months as of the date of application certified by a director of the Borrower;

(x)	if the Borrower is a sole-proprietorship, partnership or unincorporated body, its management accounts with year-end date not older than 12 months as at the date of application under the Scheme certified by the sole-proprietor, a partner or member of the governing body (as the case may be);

(x)	such other documents as the Lender and/or HKMCI may consider necessary for the purpose of processing the applications under the Scheme;

(x)	such other documents as we may request including those as may be required to evidence any licenses, authorizations, consents or approvals necessary for the performance by the Borrower, the Guarantor(s) and the Security Provider(s) of their respective obligations under this Facility Letter and the security or condition precedent documents; and

(x)	the Single Upfront Guarantee Fee (as defined in the Deed for the Scheme (as amended from time to time) (“HKMCI Deed”)) to be fully settled upon drawdown of the Facility of Non-Revolving Nature.

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

3.2	The security documents required under this Facility Letter are as follows.

(a)	a Deed of Guarantee duly executed by HKMCI in favour of the Lender in respect of the Facilities to be granted to you under this Facility Letter (the “HKMCI Guarantee”); and

(b)	an irrevocable, unconditional and legally binding guarantee for HKD12,000,000.00 plus interest, fees and other amounts executed by LAU KWOK YAN MICHAEL [Holder(s) of H.K.l.C. No(s). K352339(A)] and LAU TOM KO YUEN [Holder(s) of H.K.I.C. No(s). D023967(5)], being the individual(s) holding or beneficially entitled to more than 50% of the issued share capital or equity interest of the Borrower (the “Guarantor(s)”) in favour of the Lender in relation to the Facilities (on a joint and several basis if more than one Guarantor) (the “Personal Guarantee”);

(c)	if the proceeds of the Facilities are to be used for acquiring business installations, equipment or other asset specified in the Application Form or Facility Letter, the owner of such assets (the “Security Provider(s)”) shall execute security documents in favour of the Lender over (without limitation) such business installations, equipment or other asset (the “Charge”); and

The Charge and the Security Deed shall collectively be referred to as the “Security”.

For the avoidance of doubt, all the above security documents and guarantees shall secure the Facilities, all existing facilities granted by the Lender to the Borrower and any future facilities to be granted by the Lender to the Borrower.

3.3	The Borrower shall, on request, produce for our inspection the originals of any documents supplied by it to us in connection with its credit application.

4.	Drawing

4.1	Subject to the Lender’s satisfaction of the fulfillments of all the conditions precedent and the terms of this Facility Letter, the Borrower may make drawing(s) on any Business Day (excluding a Saturday) under the captioned Facilities available to the Borrower provided that:

(a)	the Facilities shall be used solely

( ) (i)	for the purpose of acquisition of assets to facilitate the business operations of the Borrower; or

(x) (ii)	for the purpose of general working capital for the business operations of the Borrower; or

( ) (iii)	if applicable, for the purpose of financing the Single Upfront Guarantee Fee; or

( ) (iv)	for refinancing facilities guaranteed under the Scheme or Special Loan Guarantee Scheme offered by the Hong Kong Government through the Trade and Industry Department, provided that:

(a)	the Lender is satisfied that, during the period starting 6 months before the date when the Borrower submitted its application for the Facilities, and ending on the Starting Date of such Facilities, (i) the facilities to be refinanced have not been more than 7 days overdue and (ii) it has no credit concerns regarding the Borrower’s ability to perform its obligations (such as there has during that period been no demand for payment or repayment served on the Borrower, payment default, debt-restructuring or enforcement action against the Borrower) in respect of the facilities to be refinanced, so that the Lender considers it appropriate, and consistent with the HKMCI Deed and the Operating Procedures as annexed to the HKMCI Deed (“Operating Procedures”), that the Facilities should be made available for this purpose; and

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(b)	if the facilities being refinanced were for the acquisition of assets and were guaranteed under the Scheme, security must be provided to the Lender over such assets, and such security shall be deemed to be a security over assets acquired using the proceeds of the Facilities.

(b)	the commencement date of the availability period (in case of a Facility of a revolving nature) / the first drawdown date of the Facility (in case of a Facility of a non-revolving nature) (the “Starting Date”) shall fall within 60 days from the date of the Notification of Result, or such other time as HKMCI may agree in writing;

(c)	we have received your Utilization Request for the Facilities at least 2 Business Days before each proposed drawdown date;

(d)	all representations and warranties made by the Borrower, the Guarantor(s) and the Security Provider(s) under this Facility Letter and the security documents to which it is a party shall be true, correct and complete as if made with reference to the facts and circumstances then existing;

(e)	all information and documents submitted to the Lender in relation to the Facilities are true, correct and complete as at the date of submission of such information and all original documents are authentic and all copy documents are complete and conform to the originals (as the case may be);

(f)	the Borrower has no Outstanding Default as at the date of the submission of the Application Form.

“Outstanding Default” means failure to repay a loan, interest or other payments, or any part thereat in accordance with the relevant facility and the indebtedness remains outstanding for

(a)	sixty-one (61) days or more after the relevant repayment date as evidenced by the latest report issued by any credit information provider(s) made available to the Lender and which is issued not earlier than thirty (30) days prior to the date of the Application Form; or

(b)	thirty-one (31) days or more after the relevant repayment date in respect of (i) any facility granted by the Lender and (ii) any facility granted by other financial institutions which the Lender is aware of (by whatever means).

(g)	no default has occurred or will occur as a result of the drawing made by the Borrower under the Facilities; and

(h)	no notice of petition for bankruptcy or winding up against you has been issued or is likely to be issued on or before a drawdown date of the Facilities or will occur as a result of a drawing made by you under the Facilities.

4.2	For avoidance of doubt, except for paragraph 4. l(a)(iv) of this Facility Letter, the Borrower shall not use the Facilities, whether in whole or in part, for :

(a)	paying, repaying, restructuring or repackaging all or any part of any loan, credit facility or payment obligation (including any loan referred as a “classified loan” by the Hong Kong Monetary Authority from time to time) of the Borrower, its Subsidiaries or its Related Entities; and/or

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(b)	financing and/or re-financing the acquisition of any business installation, machinery, equipment or other assets that was in the ownership, control or possession of the Borrower, its Subsidiaries and/or its Related Entities (whether as owner or otherwise) on or at any time before the date on which an application for the Facilities is received by the Lender.

“Subsidiaries” has the same meaning given to it in s. 15 of the Companies Ordinance.

“Related Entities”, unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of A and B.

For the purpose of the foregoing, “business interest” in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership.

4.3	The Lender is entitled to forthwith suspend the Facilities and prohibit further amount to be drawn under the Facilities if:

(a)	the Borrower has failed to pay any amount payable which is due and payable on a repayment date in relation to a Facility of a non-revolving nature), and/or

(b)	if there is any outstanding amount overdue in excess of 30 days after a repayment date in relation to a Facility of a revolving nature, and/or

(c)	a petition for bankruptcy or liquidation has been presented or may, to our knowledge, be presented against the Borrower.

5.	Fees and Expenses

5.1	A handling charge of HKD7,500.00 shall be payable by you upon acceptance of this Facility Letter.

5.2	If your credit application is withdrawn for whatever reason or no drawdown has been made within – months after your acceptance of this Facility Letter, we reserve the right to levy a handling charge of HKD – which shall be payable by you on demand.

6.	Other Conditions

6.1	Notwithstanding any contrary provision herein contained, we reserve the overriding right to demand immediate repayment of all outstanding indebtedness, liabilities and/or obligations (including interest and default interest thereon) due, owing or incurred by you (actual or contingent) to us under or in respect of the Facilities.

6.2	Upon our request, the Borrower shall within a reasonable time deliver to us its latest audited financial statements duly certified by an auditor (if the Borrower is a company) or its latest management accounts including a certified statement of financial position and statement of comprehensive income (for a sole- proprietorship, partnership or unincorporated body).

7.	Lender’s Rights

We reserve our rights under Clause 5.2 (Loan-to-Value Ratio) of the Terms and Conditions for Banking Facilities to request top up at any time and to dispose of security should the request be unsatisfied within the time required and upon the prior approval of HKMCI.

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

8.	SME Financing Guarantee Scheme

8.1	You shall duly complete, sign and deliver to us the Application Form and any other form(s) as prescribed by HKMCI from time to time under the Scheme and provide the documents as required by HKMCI from time to time.

8.2	The Borrower declares that the Facilities are not concurrently covered under any other loan guarantee scheme provided by the Trade and Industry Department of the HKSAR Government or any other credit protection contract, scheme or arrangement (in Hong Kong or otherwise) protecting the Lender from the risk of default of a borrower or borrowers.

8.3	In case of refinancing facilities, the Borrower confirms and declares that, during the period starting 6 months before the Borrower submitted its application for the Facilities and ending on the Starting Date of such Facilities, (i) the facilities to be refinanced have not been more than 7 days overdue, (ii) there is no credit concerns on its ability to perform its obligations (such as there has during that period been no demand for payment or repayment served on it, payment default, debt-restructuring or enforcement action against it) in respect of the facilities to be refinanced.

8.4	The Borrower further declares that:

(a)	it is a company, sole proprietorship, partnership or unincorporated body of persons which has a business operation in Hong Kong and remains registered under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong);

(b)	it is not carrying on the business of a lender or otherwise providing funds available for borrowing in any way;

(c)	it is not an affiliate of the Lender;

(d)	it is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on its Main Board or the Growth Enterprise Market) or any similar exchange in or outside Hong Kong; and

(e)	its business has been in operation for at least one year in Hong Kong as at the date of submission of the Application Form.

“affiliate”, in relation to a Lender, means:

(a)	any company which controls the Lender or one over which the Lender has control or any company which is under the control of the same person as the Lender;

(b)	any person who controls the Lender and any partner of such person, and, where either such person is an individual, any relative of such individual;

(c)	any director of the Lender or of any company referred to in paragraph (a) above and any relative of any such director; or

(d)	any partner of the Lender and, where such partner is an individual, any relative of such individual.

“control”, in relation to a company, means the power of a person to secure:

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(a)	by means of the holding of shares or the possession of voting power in or in relation to such or any other company; or

(b)	by virtue of any powers conferred by the articles of association or other document regulating such or any other company that the affairs of such company are conducted in accordance with the wishes of such person.

“relative”, in relation to an individual, means the spouse, parent, child, brother, sister, brother-in-law, father-in-law, mother-in-law, sister-in-law, daughter-in-law, son-in-law, aunt, cousin, uncle, niece, nephew, grandfather or grandmother of the individual, and for the purposes of this definition, an adopted child shall be regarded as a child both of the natural parents and the adoptive parents and a step-child as the child both of the natural parents and any step-parents.

8.5	Subject to our overriding right of demand in clause 6.1 of this Facility Letter, all outstanding principal, accrued interests and any other monies owing under the Facilities must be repaid in full, without demand, on the date falling 60 months from the Starting Date as set out in clause 4. l(b), or on the last Business Day of the guarantee period as specified in the HKMCI Guarantee, whichever is the earliest. For the avoidance of doubt, the actual period of the HKMCI Guarantee shall be subject to early expiry, termination, revocation or discharge under the terms and conditions of the Scheme.

8.6	The Borrower, the Guarantor(s) and the Security Provider(s) jointly and severally undertake to comply with all provisions of the HKMCI Deed and the Operating Procedures insofar as they relate to them and acknowledge that HKMCI’s rights, including its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the Guarantor(s) and the Security Provider(s). The Borrower, the Guarantor(s) and the Security Provider(s) further jointly and severally UNDERTAKE in favour of each of the Lender and HKMCI that they:

(a)	shall not exercise in any manner or to any extent any of their rights or remedies against the Borrower or any of the Guarantor(s) and the Security Provider(s) or in relation to any security or guarantee, including any right of subrogation, indemnity or contribution which it has or may have in law or equity or under, pursuant to or in connection with any security or guarantee or otherwise, unless and until HKMCI has fully and unconditionally recovered the amounts paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing, and

(b)	shall not assert against HKMCI any right of contribution or any analogous rights or remedies.

8.7	Each of the Borrower, the Guarantor(s) and the Security Provider(s) gives its legally binding representations, warranties and undertakings in favour the Lender as set out in the attached Schedule A.

8.8	The Borrower consents to permit representatives and appointed agents of HKMCI, to the extent related to the HKMCI Guarantee, to inspect its books, records, accounts and any other information relating to its business, whether in paper, electronic or any other form or medium, at the request of HKMCI. The Borrower shall also procure that any individual who is a signatory of the Application Form or any other individual whose personal data may otherwise be included in the loan file relating to the Facilities shall give a written consent to permit disclosure of personal data to HKMCI for the purpose of the Facilities and the HKMCI Guarantee.

8.9	The Borrower consents that the Lender (at any time on or after the failure by the Borrower to pay or repay on any repayment date of the Facilities (or, as the case may be, other due date) all or any part of any amount due and payable under the Facilities in accordance with the terms thereof and subject to such failure remaining outstanding) may make a Repayment Demand, and so that (without limitation to the provisions specified below) on the making by the Lender of such Repayment Demand

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(a)	in relation to any obligation of the Borrower in respect of any outstanding trade or documentary letter of credit, there shall become immediately due and payable by the Borrower (in discharge of the Borrower’s obligations under the relevant Facilities) an aggregate amount equal to the maximum aggregate amount then payable by the Lender (whether or not subject to the passage of time or the satisfaction of any condition) under such trade or documentary letter of credit;

(b)	the Borrower’s leasing or hire under any finance lease or hire purchase contact shall terminate and there shall become immediately due and payable by the Borrower such amounts as are consistent with prevailing market practice in respect of such leases or contracts on the termination of the leasing or hire thereunder; and

(c)	in relation to any factoring or other receivables purchase facility or other financial transaction which is not a loan or overdraft otherwise specifically referred herein), there shall become immediately (or as soon thereafter as possible) due and payable by the Borrower in respect thereof such amounts as are consistent with prevailing market practice in respect of the default of a seller of factored or purchased debts or (as the case may be) other counterparty or principal obligor thereunder (or, if there shall not be a prevailing market practice, consistent with the Lender’s relevant internal risk and credit policies),

(unless the relevant amount(s) shall for any reason have become due and payable prior to the making by the Lender of such Repayment Demand).

“Repayment Demand” means a demand which is made pursuant to this clause 8.9 requiring that all amounts outstanding hereunder and all obligations (actual or contingent) of the Borrower hereunder shall become immediately due and payable in full.

8.10	The Borrower undertakes that it shall not during the Guarantee Period as specified in the HKMCI Guarantee, sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any of the proceeds of the relevant Facilities without the prior written consent of the Lender, and, if the foregoing has not been complied with, the Borrower shall ensure that all the proceeds or sums realised or generated as a result shall be paid direct to the Lender for application in or towards payment and discharge of the indebtedness (which shall be reduced by the relevant amount accordingly).

8.11	The Borrower undertakes not to do or permit to be clone anything which would prejudice or jeopardize the rights of the Lender or HKMCI, or both, in respect of the Facilities. In particular, the Borrower undertakes at all times promptly disclose to the Lender all material facts and information which may in any way affect the rights, interest, obligations or liabilities of HKMCI under the Scheme, the HKMCI Deed and make available to HKMCI or its appointed agents, free of charge, all documents, records and information in connection with the rights, interest, obligations or liabilities of HKMCI thereunder, including all documents and information submitted by the Borrower to the Lender. The Borrower acknowledges and accepts that HKMCI shall have the right to obtain, free of charge, and make copies of any of such materials. The Borrower shall procure each Guarantor, each Security Provider and each partner (where the Borrower is a partnership) to grant (or authorise the Lender to grant) any requisite right of access, inspection, copying or similar rights to HKMCI.

8.12	The Borrower undertakes not to create, or permit to be created or subsist, any subsequent security ranking in priority to or pari passu with any security that may be given to or held by the Lender for the Facilities (whether exclusively or otherwise).

8.13	The Borrower shall on request:

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

(a)	do anything which may be necessary or desirable to enable the Lender to comply with the Lender’s obligations to HKMCI, in particular the Lender’s compliance with the terms and conditions set out in the Operating Procedures, and

(b)	indemnify the Lender against any liability towards HKMCI (and all costs and expenses incurred in connection therewith) arising from anything done or omitted to be done in connection with the Facilities.

8.14	No person other than the Bank and HKMCI will have any right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce or to enjoy the benefit of any of the provision of the HKMCI Deed and the Operating Procedures.

9.	Application of Monies Received by the Lender

9.1	The Borrower acknowledges, accepts and agrees that the Lender is entitled to apply all monies received by it in relation to the Facilities, including monies received by it from realizing, enforcing or perfecting any security given to the Lender, in accordance with the Operating Procedures issued by HKMCI in relation to the Scheme for the time being in force.

10.	Miscellaneous

10.1	In the event of any inconsistency among the Terms and Conditions for Banking Facilities, the Security and the HKMCI Deed, the HKMCI Deed shall prevail over the Terms and Conditions for Banking Facilities and the Security. In the event of any inconsistency between the Terms and Conditions for Banking Facilities and the Security, the Terms and Conditions for Banking Facilities shall prevail over the Security.

10.2	We may have considered a credit report on you, the Guarantor(s) and/or the Security Provider(s) (if applicable) from the credit reference agency in considering your application; should there be any data access and correction request, please directly contact the Consumer Relations Department of TransUnion Ltd. at 2577 1816.

11.	Date of Review

11.1	Notwithstanding anything contained herein, we reserve the overriding right at our sole and absolute discretion to vary or amend the terms and conditions of the Facility of Non-Revolving Nature at any time to be effective forthwith by notice to you.

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

Please signify your acceptance of this offer by signing and returning to us this Facility Letter on or before 8 June 2021 failing which this offer shall automatically lapse. Further, if the conditions precedent and security documents listed above are not provided to us to our satisfaction on or before 11 June 2021, the Facilities will not be available to you.

Yours faithfully,

For Bank of Communications (Hong Kong) Limited

____________________________________________

Authorized Signature(s).

After due and careful consideration of the contents of this Facility Letter, we accept the captioned Facilities and agree to be bound by the terms and conditions set out herein and in particular but without limitation, we represent, warrant, declare, undertake and agree that for so long as any part of the principal amount under any of the Facilities or interest thereon remain outstanding or you remain under any obligation to grant any of the Facilities hereunder, each of the representations, warranties, agreements and undertakings set out in this Facility Letter is correct and shall be complied with in all respects. We further confirm and acknowledge that we are fully aware of our respective rights and obligations under the Scheme.

The Bank may provide each individual guarantor or surety with a copy of this facility letter, a copy of any formal demand for overdue payment that is sent to me/us if I/we fail to settle any overdue amount following customary reminder, and upon request by the guarantor or surety, a copy of the latest statement of account provided to me/us, if any.

For and on behalf of
GRAND ALLIANCE INTERNATIONAL LIMITED

/s/ LAM KWOK YAN MICHAEL
Name :	LAM KWOK YAN MICHAEL
Title:	DIRECTOR	Witness:
Date:

Our Ref.	: 01320210201000023018-537-10007-SFGS

To	: GRAND ALLIANCE INTERNATIONAL LIMITED

In consideration of Bank of Communications (Hong Kong) Limited (the “Bank”) agreeing to grant the Facilities to the Borrower as stated in the Facility Letter dated 27 April 2021, Ref 01320210201000023018-537-10007-SFGS, I/we, being the Guarantor(s) and/or Security Provider(s) set out in the Facility Letter or being guarantor(s) and/or security provider(s) in respect of the Borrower’s obligations including its obligations in connection with the Facilities confirm that:-

(1)	I/We have read the terms and conditions of the Facility Letter, the HKMCI Deed, the Operating Procedures and the Terms and Conditions for Banking Facilities. For the avoidance of doubt, all references to the Facility Letter shall include the Schedule A attached thereto.

(2)	I/We fully and thoroughly understand the contents of, and the terms and the conditions as stated in, the Facility Letter, the HKMCI Deed, the Operating Procedures and the Terms and Conditions for Banking Facilities.

(3)	I am/We are fully aware of my/our respective rights and obligations under the Scheme and the extent of my/our liability under the Personal Guarantee or Security (where applicable), and I/we agree and confirm my/our Personal Guarantee(s) and/or Security shall secure, amongst others, each Borrower’s obligations and liabilities under the Facility Letter (whether existing or new, and as varied or amended by the Bank from time to time) and the Terms and Conditions for Banking Facilities (whether existing or new, and as varied or amended by the Bank from time to time) and continue to be in full force and effect.

(4)	I/We undertake to comply with all provisions of the HKMCI Deed and the Operating Procedures insofar as they relate to me/us and, without prejudice to the foregoing, I/we shall not exercise in any manner or to any extent any of my/our rights or remedies against the Borrower or any other Guarantor(s) or the Security Provider(s) or in relation to any security or guarantee, including any right of subrogation, indemnity or contribution which I/we have or may have in law or equity or under, pursuant to or in connection with any security or guarantee or otherwise, unless and until HKMCI has fully and unconditionally recovered the amounts paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing .

(5)	(if this Facility Letter is signed by more than one person) Our obligations hereunder are joint and several.

(6)	I/We have been advised by the Bank to seek independent legal advice with respect to the Facility Letter, the Personal Guarantee or Security (as applicable) and transactions contemplated therein.

I/we agree to be bound by all the terms and conditions contained in the Facility Letter (whether existing or new, and as varied or amended by the Bank from time to time) and the Terms and Conditions for Banking Facilities (whether existing or new, and as varied or amended by the Bank from time to time).

/s/ LAU KWOK YAN MICHAEL
LAU KWOK YAN MICHAEL	Witness:
Date:

/s/ LAU TOM KO YUEN
LAU TOM KO YUEN	Witness:
Date:

Schedule A

REPRESENTATIONS AND COVENANTS

1.	Representations

The representations and warranties set out in Clause 1.1 (Status) to Clause 1.15 (Compliance) of this Schedule A are to be made by the Borrower as of the date of the relevant Facility Letter and the Borrower is to acknowledge expressly that the Lender is to enter into the Facility Letter in reliance on all those representations and warranties. In addition, the Borrower is to acknowledge expressly that each of the representations and warranties set out in Clause 1.1 (Status) to Clause 1.8 (Claims Pari Passu), Clause 1.10 (No Immunity) to Clause 1.15 (Compliance) shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each date on which a Drawdown is made under the relevant Facility and on each date on which any amount is payable by the Borrower under the relevant Facility.

1.1	Status

The Borrower makes all those representations and warranties relating to its status as an eligible borrower as set out in the Guarantee Product Eligibility Criteria.

1.2	Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, the choice of Hong Kong law as the governing law of the Facility Letter and any judgment obtained in Hong Kong against it with respect to the Facility Letter will be recognised and enforced.

1.3	Binding Obligations

The obligations expressed to be assumed by it in the Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

1.4	Execution of the Facility Letter

Its execution of the Facility Letter, its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby do not and will not:

(a)	contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

(b)	conflict with its articles of association or any other constitutional documents; or

(c)	conflict with any applicable law or regulation.

It has the power to enter into the Facility Letter and all corporate and other action required to authorise the execution of the Facility Letter and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowing or other assumption of obligations, or any grant of security or giving of indemnities, contemplated by the Facility Letter.

1.5	No Material Proceedings

No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of it, pending or threatened against it which would have a Material Adverse Effect, save for any such legal proceedings commenced by a third party which are frivolous or vexatious, have no reasonable cause of action or which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained.

Schedule A - Page 1 of 5

1.6	No Material Adverse Change

Since the date of its most recent financial statements (or audited financial statements in the case where the Borrower is a limited company), there has been no material adverse change in the business or financial condition of it.

1.7	Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed and all authorisations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in the Facility Letter, (b) to ensure that its obligations in the Facility Letter are legal, valid, binding and enforceable and (c) to make the Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect.

1.8	Claims Pari Passu

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Lender against it under the Facility Letter rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally.

1.9	No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that the Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Letter or the transactions contemplated by the Facility Letter.

1.10	No Immunity

In any proceedings taken in the jurisdiction of incorporation or establishment of it in relation to the Facility Letter, it will not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process.

1.11	No Winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious or (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within 180 (one hundred and eighty days) been started or threatened against it for its winding-up, dissolution, administration or reorganisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory or interim manager, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

1.12	Written Information

All material written information supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

1.13	Solvency

It is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors.

1.14	Taxes

It has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by it.

Schedule A - Page 2 of 5

1.15	Compliance

It is, to the knowledge and belief of a senior officer of it, in compliance with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities save those which are not material to its business and the effect of such non-compliance is not significantly adverse to it.

2.	Covenants

2.1	Maintenance of Legal Validity

The Borrower shall promptly obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it to lawfully enter into and perform its obligations under the Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Facility Letter.

2.2	Notification of Events of Default

The Borrower shall promptly inform the Lender after it becomes aware of the occurrence of any default or event of default under the Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect.

2.3	Claims Pari Passu

Subject to Clause 2.13 below, the Borrower shall ensure that at all times the claims of the Lender against it under the Facility Letter rank and continue to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally.

2.4	Taxes

The Borrower shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld.

2.5	Information

The Borrower shall promptly deliver to the Lender copies of all its audited and unaudited financial statements and such other reports and information relating to the Borrower as the Lender may reasonably request from time to time.

2.6	Maintenance of Records

The Borrower shall maintain all books of records and accounting records with respect to itself and its business in good order.

2.7	Inspection

The Borrower shall, upon reasonable prior written notice from the Lender and during normal working hours, permit and arrange for the Lender or its other authorized representatives to inspect all financial records and accounting records and discuss the Borrower’s business affairs with its officers and advisors as the Lender may reasonably request.

Schedule A - Page 3 of 5

2.8	Use of Proceeds

The Borrower shall apply the Facility solely for the acquisition of assets (such as industrial or commercial properties, machinery and equipment, but excluding residential properties) to facilitate its business operations or of general working capital for its business operations and/or such other purposes as may be specified in the Operating Procedures and applicable to the relevant Guarantee Product.

2.9	Compliance

The Borrower shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect.

2.10	Insurance

The Borrower shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and is commercially available.

2.11	Business

The Borrower shall ensure that:

(a)	it has power to own its assets and carry on business as conducted from time to time;

(b)	it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and

(c)	it has obtained or effected all authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations which are required in connection with its business, and that all such authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of the same would not reasonably be expected to, have a Material Adverse Effect.

2.12	Obligations

Without prejudice to the performance of the Borrowers other obligations under the Facility Letter, the Borrower shall perform all its obligations under all of the material agreements or contracts to which it is a party.

2.13	Security and Further Assurance

If by the terms of the Facility Letter, security is to be given by the Borrower in favour of the Lender, the Borrower shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Lender, over each asset, right and benefit expressed to be subject to such security and ensure that the Lender enjoys the priority which such security is expressed to have. The Borrower shall promptly execute all documents and do all things that the Lender reasonably specifies for the purpose of enabling the Lender to exercise its rights under each security document or preserving the priority and effectiveness of such security. (For the avoidance of doubt, the Borrower confirms that all sums from time to time owing by it to the Lender under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Borrower to the Lender, and the Borrower, the Guarantor(s) and the Security Provider(s) will not seek to claim or assert anything to the contrary.)

Schedule A - Page 4 of 5

3.	Definitions

In this Schedule A, “Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform any of its obligations under the Facility Letter; or (c) a material impairment of the rights of, or benefits available to, the Lender under the Facility Letter.

Bank of Communications (Hong Kong) Limited

Schedule A - Page 5 of 5

Deed of Guarantee

(For individual(s))

IMPORTANT NOTICE TO THE GUARANTOR

This Guarantee will create legal obligations and liabilities on your part. You are strongly advised to seek independent legal advice before you execute this Guarantee.

Without prejudice to any provision of this Guarantee, please take note of the following:-

(1)	You may become liable (or if you consist of two or more persons, you may become liable jointly and severally), instead of or as well as the Principal, for all debts and liabilities (whether actual or contingent, and whether past, present or future) incurred by and owing from the Principal to us at any time and from time to time.

(2)	Your maximum liability under this Guarantee is the amount set out in the Second Schedule hereto plus the sums referred to in Proviso (ii) of Section B of this Guarantee. Where no amount is specified in the Second Schedule, the amount ultimately enforceable against you will be unlimited. We may agree to extend further facilities to the Principal without your consent for which you will be liable.

(3)	Subject to paragraph (2) above, you will be required to pay, on demand by us, all sums of money debts and liabilities of the Principal. By way of examples and without limitation, you may be called upon to pay under this Guarantee if the Principal has failed to pay us any indebtedness when due or on demand or if you and/or the Principal are unable or admit inability to pay debts generally as they become due or in the event of any proceedings in or analogous to bankruptcy, insolvency, winding up or liquidation against you or the Principal.

(4)	This Guarantee is a continuing guarantee. Nevertheless, you may by notice to us limit your liability under this Guarantee to the debts and liabilities due, owing or incurred by the Principal (whether actual or contingent) before the date falling 3 months after the date on which such notice is received by us.

(5)	We shall be entitled to retain this Guarantee for at least one month plus such statutory period within which any security, disposition or payment to us could be avoided or reduced after you have extinguished your liabilities under this Guarantee.

In case of any inconsistency or conflict between the contents of this notice and those of this Guarantee, the latter shall prevail.

BANK OF COMMUNICATIONS (HONG KONG) LIMITED

To:	BANK OF COMMUNICATIONS (HONG KONG) LIMITED

A.	Definition

Unless the context otherwise requires, all capitalized terms used herein shall have their respective meanings as defined in Clause 27 of Section C of this Guarantee.

B.	Guarantee

In consideration of BANK OF COMMUNICATIONS (HONG KONG) LIMITED (hereinafter called “the Bank”, including its successors and assigns) agreeing at the request of the principal debtor (hereinafter called “the Principal”, whose particulars are set out in Part A of the First Schedule hereto) and/or the undersigned (whose particulars are set out in Part B of the First Schedule hereto) from time to time or at any time (i) to grant or continue to grant general banking facilities of whatever nature and in whatever currency to the Principal either singly or jointly with other parties on such terms, manner and form and for so long as the Bank may in its absolute discretion think fit; and/or (ii) to withhold proceedings against or not to make immediate demand for repayment from the Principal for so long and on such terms and conditions as the Bank may in its absolute discretion think fit, I, the undersigned, HEREBY AGREE (and in case where there are more than one undersigned, we, the undersigned, HEREBY JOINTLY AND SEVERALLY AGREE) to PAY and SATISFY to the Bank ON DEMAND in writing all sums of money, debts and liabilities whether actual or contingent whether now or at any time hereafter owing, incurred or due to the Bank from or by the Principal (or any one or more of them) in any manner howsoever or on any account whether as principal or surety and whether alone or jointly with any other person, firm or corporation or from or by any firm in which the Principal (or any one or more of them) may be a partner and in whatever name, style or form including but not limited to the following:

(a)	any and all sum or sums due, owing and/or payable to the Bank by the Principal (or any one or more of them) under any banking facilities, dealings, transactions, undertakings, contracts and/or obligations, liabilities, engagements of whatever nature and/or under any bills, drafts, notes, guarantees and/or indemnities;

(b)	interest accrued or to be accrued;

(c)	commissions, fees and other charges payable by the Principal to the Bank;

(d)	any legal or other costs, expenses, disbursements and/or payment of whatsoever nature incurred by the Bank in relation to the Principal or this Guarantee or any other guarantee, indemnity or security for any money obligations or liabilities hereby guaranteed on a full indemnity basis.

PROVIDED ALWAYS that:

(i)	where no amount is specified in the Second Schedule hereto as a Specified Amount, the amount ultimately enforceable against me/us under this Guarantee shall for all intents and purposes be unlimited; but

(ii)	where there is a Specified Amount set out in the Second Schedule hereto, the total liability ultimately enforceable against me/us under this Guarantee shall not exceed in the aggregate amount being the total of the Specified Amount together with a sum equal to all interest (including default interest) owing or payable by the Principal to the Bank in respect of any debts or liabilities of the Principal guaranteed hereunder and all those amounts referred to in sub-clauses B(c) and B(d) above, PROVIDED ALWAYS that where the total debts and liabilities owing by the Principal to the Bank exceeds the limit ultimately enforceable against me/us under this Guarantee, the Bank shall be entitled at its absolute discretion to determine which part or parts of such debts and liabilities shall be guaranteed and/or demanded hereunder AND PROVIDED FURTHER that in such event, should such debts and liabilities (or any part or parts thereof) determined by the Bank to be guaranteed and/or demanded under this Guarantee be paid by the Principal or any third party or parties other than me/us, my/our liabilities hereunder shall not thereby be deemed diminished or discharged and the Bank shall be entitled to re-determine such other part or parts of the debts and liabilities then owing by the Principal to be guaranteed hereunder and demanded accordingly.

C.	Further Covenants

I, the undersigned, HEREBY FURTHER AGREE AND UNDERTAKE (and in case where there are more than one undersigned, we, the undersigned, HEREBY JOINTLY AND SEVERALLY AGREE AND UNDERTAKE) as follows:-

1.	Currency indemnity:

(a)	All moneys received or held by the Bank under this Guarantee may from time to time be converted into such other currency as the Bank considers necessary or desirable to cover my/our obligations and liabilities in that currency at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing the currency to be acquired with the existing currency.

(b)	No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge my/our obligation or liability in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Bank shall have a further separate cause of action against me/us and shall be entitled to enforce this Guarantee to recover the amount of the shortfall.

2.	Payment not subject to deduction: All payments under this Guarantee shall be made free of any restriction and counterclaim and without any set-off, deductions or withholdings whatsoever. If any payment to be made under this Guarantee is subject to any tax or other withholding, I/we undertake to pay to the Bank such additional amount as may be necessary to ensure that the net amount received (whether as principal, interest or any other sum) is equal to the amount which the Bank would otherwise have received.

3.	Interest on sums demanded hereunder: In addition and without prejudice to Proviso (ii) of Section B above, all sums demanded for payment but unpaid under this Guarantee shall bear interest from the date of the Bank’s demand hereunder to the date of actual payment (as well after as before judgment) at the rate(s), if any, agreed between the Bank and the Principal pursuant to banking facilities provided to the Principal by the Bank and if none is so agreed, at such rate(s) as the Bank may determine from time to time at the Bank’s absolute discretion.

4.	Continuing security: This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing by the Principal but shall be a continuing security and shall extend to cover all sum or sums of money which shall for the time being or at any time constitute the balance due from the Principal to the Bank in whatsoever manner.

5.	Happening of Specified Events: This Guarantee shall be binding as continuing security on me/us and shall not be discharged or be in any way affected by any one or more or all of the Specified Events.

6.	Termination: This Guarantee is irrevocable but I/we may by notice to the Bank limit my/our liability for the debts and liabilities of the Principal guaranteed hereunder (the “Guaranteed Liabilities”) to those Guaranteed Liabilities due, owing or incurred by the Principal (whether actual or contingent) before the date falling 3 months after the date on which such notice is received by the Bank (the “Termination Date”). I/We will remain liable for all Guaranteed Liabilities (whether actual or contingent) as at the Termination Date (together with interest (including default interest), commissions, costs, fees, banking and other charges and expenses which continue to accrue in respect of those Guaranteed Liabilities after the Termination Date). If the notice under this Clause 6 has not been given by all of the undersigned, those who have not given such notice shall not be entitled to limit its liability by such notice and shall remain fully liable under this Guarantee.

7.	No demand prior to termination: I/We hereby expressly agree that my/our obligations under this Guarantee shall not in any way be affected by the Bank not making a demand on me/us before the termination of this Guarantee and that the Bank may make a demand on me/us at any time whether before or after the termination of this Guarantee whereupon I/we shall immediately pay the Bank the amount demanded.

8.	New accounts with Principal: In the event of this Guarantee ceasing from any cause whatsoever to be binding as a continuing security on me/us, the Bank shall be at liberty without thereby affecting the Bank’s rights hereunder to open a fresh account or accounts and/or to continue any then existing account or accounts with the Principal and no moneys paid from time to time into any such fresh account or accounts so opened by or on behalf of the Principal (or the then existing account or accounts where no such fresh account or accounts are opened, as the case may be) and subsequently drawn out by the Principal shall on settlement of any claim in respect of this Guarantee be deemed appropriated towards or have the effect of payment of any part of the moneys due from the Principal at the time of this Guarantee ceasing to be so binding as a continuing security or of the interest thereon unless the person or persons paying in such moneys shall at the time of payment direct the Bank in writing specifically to appropriate the same to that purpose.

9.	Conclusive evidence:

(a)	Any admission or acknowledgement in writing by the Principal or by any person authorized by the Principal of the amount of indebtedness of the Principal to the Bank and any judgment recovered by the Bank against the Principal in respect of such indebtedness shall be binding and conclusive on and against me/us in all courts of law and elsewhere.

(b)	A certificate by any of the Bank’s duly authorised officers as to the moneys and liabilities for the time being due or owing to the Bank from or by the Principal shall be binding on me/us and conclusive evidence in any legal proceedings against me/us in all courts of law and elsewhere.

10.	Indulgence, dealing with Principal: The Bank shall be entitled without notice to me/us and/or my/our consent and without thereby discharging or affecting my/our liabilities hereunder at any time at the Bank’s sole and absolute discretion to deal freely with the Principal or any other party or parties liable in respect of any debts and/or liabilities guaranteed hereunder whether jointly, severally or jointly and severally with the Principal or as surety or as provider of securities including but without limitation:-

(a)	to terminate, reduce, limit, restrict, grant, enlarge, increase, vary, continue, renew or regrant any banking facilities to the Principal; and/or

(b)	to vary, exchange, renew, discharge, release, give up, abstain from perfecting and/or hold over any securities (including but not limited to any bills, notes, mortgages, charges, liens or other securities) indemnities, guarantees and/or any other undertaking or arrangement of similar nature whether from the Principal or from any third party or parties covering or in respect of any debts and liabilities hereby guaranteed; and/or

(c)	to release, discharge, settle or compound with, grant indulgence, give time for payment or other accommodation, to accept compositions from and make any other arrangements with the Principal and/or any third party or parties including but not limited to any person or persons liable on any bills, notes, mortgages, charges, liens or other securities as aforesaid or any person liable jointly, severally or jointly and severally with or as surety of the Principal or any other person or persons.

11.	Security additional:

(a)	Save and except expressly provided for in this Guarantee, this Guarantee shall be in addition to and not in substitution of any other guarantee or security in respect of any debt and/or liability of the Principal guaranteed hereunder whether given by me/us or by the Principal or by any other third party or parties.

(b)	This Guarantee shall be in addition to and shall not merge with or in any way discharge, prejudice or affect any other guarantees, agreements, undertakings, rights, liens, collateral or other securities now or hereafter held by the Bank from me/us or any one or more of us or any third party or parties for or in respect of all or any part of the debts and liabilities hereby guaranteed nor should this Guarantee be discharged, prejudiced or affected by any such guarantees, agreements, undertakings, rights, liens, collateral or other securities. Unless specified by the payer, the Bank shall have absolute discretion to apply or appropriate any money received by the Bank for payment of any debts and/or liabilities owing to the Bank by the Principal without any notice to me/us or my/our consent.

12.	Enforcing other means of payment: The Bank is to be at liberty, but not bound, to resort for the Bank’s own benefit to any other means of obtaining payment or securing performance by the Principal or any other co-sureties at any time and in any manner or order the Bank thinks fit without affecting this Guarantee and/or without in consequence diminishing my/our liability hereunder. The Bank may exercise and enforce the Bank’s rights hereunder before resorting to other means of obtaining payment or securing performance or after such means have been resorted to in respect of any balance due or outstanding liabilities or obligations and in the latter case without entitling me/us to any benefit from such other means so long as any sum, liability or obligation remains due, owing or payable or outstanding (whether actual or contingent) from or by the Principal to the Bank.

13.	Invalidity of other security etc.: My/our liabilities shall not be affected by any failure by the Bank to take any security or by any invalidity of any security taken or by any existing or future agreement by the Bank as to the application of any banking facilities made or to be made to the Principal.

14.	Guarantee of whole debt: Although my/our ultimate liability hereunder cannot exceed the limit hereinbefore provided in Proviso (ii) of Section B, if any, this Guarantee shall be construed and take effect as a guarantee of the whole and every part of all debts and liabilities now or at any time hereafter owing to the Bank by the Principal.

15.	Payment into suspense account: Any money paid to the Bank under this Guarantee may be placed and kept by the Bank in a separate or suspense non-interest bearing account for so long and in such name as the Bank may in the Bank’s absolute discretion think fit without applying the same or any part thereof in or towards discharge of any debts or liabilities due or incurred by the Principal to the Bank so as to enable the Bank to preserve intact the Principal’s liability to the Bank and to sue or prove in arrangement, composition, liquidation, bankruptcy, winding up or such similar proceedings against the Principal the entirety of the debt or liabilities owing without taking into account any sum so paid under this Guarantee.

16.	No competition with the Bank’s right: Until the Bank has been paid and received in full (which expression shall not embrace payment of a dividend in liquidation bankruptcy winding up or similar proceedings of less than 100 percent) all debts and liabilities owing by the Principal, I/we shall not whether directly or indirectly:

(a)	prove against the Principal’s estate in any liquidation, bankruptcy, winding up or similar proceedings for or in relation to any sum or sums paid under this Guarantee or otherwise howsoever in competition with the Bank;

(b)	claim, exercise and/or enforce any rights of subrogation, contribution, indemnity, assignment, set-off and/or counter-claim (whether statutory, in law or in equity or howsoever) in relation to any sum or sums paid under this Guarantee and any sum or sums so received by me/us and in breach hereof shall be held by me/us on trust for the Bank and be paid over to the Bank on demand for discharge of any debts and liabilities due by the Principal to the Bank in addition to and independent of my/our liabilities hereunder and shall not be subject to the limitation, if any, provided in Proviso (ii) of Section B above;

(c)	do any act or thing which might on the insolvency, bankruptcy, liquidation or similar proceedings of the Principal result in the increase of proofs or reduce the assets distributable amongst the creditors of the Principal to the Bank’s prejudice;

(d)	take now or at any time hereafter for or in respect of any of my/our liability under this Guarantee from the Principal either directly or indirectly without the Bank’s consent in writing any security or counter-security, promissory note, bill of exchange, mortgage, charge whether merely personal or involving a charge on any property whatsoever of the Principal. I/We hereby declare that I/we have not taken any such security or counter-security and all security or counter-security as aforesaid which I/we have now or at any time hereinbefore taken or may at any time hereafter take (whether with the Bank’s consent or in breach of the above provision) and all moneys at any time received in respect thereof shall be held in trust for the Bank and as security to the Bank for the fulfillment of my/our obligations hereunder and all of them shall be deposited by me/us with the Bank and I/we shall do all such act or take all such action and/or sign or execute all such deeds or documents at the Bank’s request but at my/our costs and expenses for such purposes and for perfecting the Bank’s rights and claims thereto; and/or

(e)	by paying off any sum recoverable hereunder or by any other means or on any other ground, claim to have the benefit of any security which the Bank may now or hereafter hold for any moneys or liabilities due or incurred by the Principal to the Bank or to have any share therein.

17.	Set-Off and lien: In addition to any general lien or similar right to which the Bank as bankers may be entitled by law, the Bank may at any time, without prior notice to me/us:

(a)	set off and appropriate and apply any credit balance on any account (whether subject to notice or not and whether matured or not) in any currency of which I/we or any one or more of us am/is/are at any time beneficially entitled (whether in my/our own name or jointly with other persons and whether current, savings, time, call or deposit accounts) at any of the Bank’s office or branch wherever situate against or on account of all or any of my/our liabilities to the Bank hereunder and for such purpose. the Bank may convert all or any part of such credit balance or liability to such other currencies at the applicable rate of exchange quoted and determined by the Bank as may be necessary to effect such application or set-off; and

(b)	if any sum is due but unpaid hereunder, to retain all or any securities, valuables or any other property whatever and wherever situate which may be deposited with or otherwise held by the Bank for me/us or in my/our name or any one or more of us whether for safe custody or otherwise and to sell the same or any part thereof at such price as the Bank shall determine whether by public auction, private treaty or tender and the Bank may engage such agent or broker therefor and apply the proceeds thereof to set off any or all sums owing hereunder after first deducting all costs and expenses.

18.	Joint signatories, liabilities joint and several: Should the undersigned be more than one party or should this Guarantee be intended to be given by more than one party:-

(a)	Each and every one of the parties to this Guarantee shall be jointly and severally liable hereunder and “I/we”, “me/us” and all provisions of this Guarantee shall be so construed accordingly.

(b)	Should this Guarantee prove not to be binding on or become invalid against any one or more but not all of us for any reason whatsoever, the liability of such other(s) of us shall remain intact, valid and binding as if such of us who is/are not bound by this Guarantee has/have never been party or intended to be party hereto.

(c)	This Guarantee shall be binding and effective for all intents and purposes against each and every one of us who has actually signed with immediate effect and the failure of any intended guarantor(s) to sign or execute shall not affect the validity hereof against those signed as if those who have not signed or executed have never been intended to be party hereto.

(d)	The Bank shall be entitled without any notice or consent of us to release or discharge any one or more but not all of us from his or their obligations and/or liabilities under this Guarantee or any part thereof or to accept or enter into any settlement or compromise or composition or make any other arrangements with or grant any time indulgence waiver or accommodation to any one or more but not all of us without discharging, releasing or affecting the liabilities and obligations of the other or others of us.

19.	Notice: Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be made by fax or letter. Without affecting other methods of communications, any communication to me/us sent to my/our latest address, email address or facsimile number on the Bank’s record is deemed to be received by me/us, when left at such address, or on despatch if sent by email or facsimile, or 2 days after posting or 7 days if posted to an overseas address, notwithstanding its return through the post. Any communication to the Bank is effective only when actually received by it.

20.	Firm, corporation, association, unincorporated body etc.: If it shall so happen that the Principal shall be either a firm or a limited company or other corporation or a committee or association or other unincorporated body, any of the provisions herein contained which shall be primarily and literally applicable to the case of a single and individual principal only shall be construed and take effect so as to give the Bank hereunder a guarantee for the money owing from such firm and every member thereof or from such limited company or corporation or committee or association or other unincorporated body as identical or analogous as may be with or to that which would have been given for the moneys owing from a single individual if the Principal were a single individual and any moneys or liabilities shall be deemed to be owing, remaining due and unpaid by the Principal as provided in Section B above. And further in case where the Principal is a firm, this Guarantee shall be deemed to be a continuing guarantee of all moneys owing, as provided in Section B above, from the persons or person now or at any time hereafter from time to time and for the time being carrying on business in the name of or in succession to the firm or from any one or more of such persons and any change in the constitution of the firm whether by death, retirement or admission of partners or otherwise howsoever shall not affect invalidate or discharge my/our liability under this Guarantee. And in the case of a limited company or other corporation any reference to bankruptcy shall be deemed to be a reference to liquidation, winding up or other analogous proceedings and the moneys owing as aforesaid and hereby guaranteed shall be deemed to include any moneys owing in respect of debentures or debenture stock of such limited company or other corporation held by the Bank or on the Bank’s behalf.

21.	Conditions to discharge:

(a)	Any release, discharge or settlement between the Bank and me/us (including the return of this Guarantee) shall be conditional upon no security, disposition or payment to the Bank by the Principal, me/us or any other party being avoided or reduced pursuant to any provisions or enactments relating to insolvency, bankruptcy, liquidation, winding-up or such similar proceedings, and if such condition shall not be fulfilled, the Bank shall be entitled at any time to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred.

(b)	For the purposes of Clause 21 (a) above, the Bank shall be entitled to retain this Guarantee for a period of one month plus such statutory period within which any security, disposition or payment to the Bank could be avoided or reduced after the full payment, discharge or satisfaction of all debts and liabilities owing by the Principal to the Bank and in the event of the commencement of bankruptcy or winding-up of any party making such payment, discharge or satisfaction, for such further period as the Bank may determine and to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred.

22.	Liabilities primary, invalidity of Principal’s debts etc.: Independent of the above stipulations, I/we further agree to be liable as an independent principal debtor to the Bank for the payment of all sums guaranteed or ought to be guaranteed hereby so that:-

(a)	This Guarantee may be enforced against me/us (or any one or more of us) without the Bank first enforcing any rights or claims or instituting legal proceedings against the Principal and/or any third party or parties and/or to join in the Principal as a party in the same proceedings against me/us and/or the Bank first realizing or enforcing any of the securities or other guarantees held by the Bank whether from me/us or any other party or parties.

(b)	In addition and without prejudice to Clause 21 hereinabove, should any debts and/or liabilities, which if valid or enforceable would be guaranteed by and be the subject-matter of this Guarantee, be or become wholly or in part invalid, unenforceable against or irrecoverable from the Principal whether in law or otherwise as a result or arising out of any legal limitation, disability or incapacity on or of the Principal and/or any other reasons or circumstances including but not limited to want of or inadequacy of the borrowing power of the Principal, the irregular or improper exercise of the borrowing power, the exercise of the borrowing power concerned or the borrowing concerned by the Principal is ultra vires (in the case where the Principal is a limited company), the want of authority by any agent or person purporting to act on behalf of the Principal, I/we shall nevertheless be still liable to the Bank for such debts and/or liabilities as if the same were wholly valid and enforceable and I/we were the sole and principal debtor in respect thereof irrespective whether or not as between the Bank and the Principal, the Principal will have a valid defence thereto and the Bank shall not be concerned to see or enquire into the powers of the Principal or its officers, employees or agents purporting to act on its behalf.

(c)	I/We hereby waive all and any of my/our rights as surety which may at any time be inconsistent with any of the provisions of this Guarantee.

23.	Waiver; rights cumulative: No failure to exercise or enforce and no delay in exercising or enforcing on the Bank’s part of any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power or privilege hereunder operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power or privilege preclude any other further exercise or enforcement thereof, or the exercise or enforcement of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative to and not exclusive of any right, remedy, power and privilege provided by law or other documents held by the Bank.

24.	Notice of subsequent incumbrance: If the Bank receives notice of any subsequent mortgage, charge, assignment or any other disposition affecting the security, if any, afforded by me/us or any third party or interest therein, the Bank may open a new account for me/us. If the Bank does not open a new account for me/us then unless the Bank gives notice to the contrary to me/us, it shall nevertheless be treated as if the Bank had done so at the time when the Bank receives such notice and as from that time all payments made by me/us or on my/our behalf to the Bank shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from me/us to the Bank at the time when the Bank receives notice.

25.	Information of Guarantor(s):

(a)	I/We undertake at all times to notify the Bank in writing of any change of my/our particulars including but without limitation my/our address, telephone number or facsimile number.

(b)	1/We acknowledge that I/we have noted the content of the Bank’s Notice to Customers relating to the Personal Data (Privacy) Ordinance (the “Notice”) and agree that it is necessary to supply the Bank with data under the First Schedule hereto or as required by the Bank in order that the Bank will accept this Guarantee. I/We authorize the Bank to use my/our data for the purposes set out in the Notice and note that data held by the Bank will be kept confidential but permit the Bank to provide such data and/or information to the persons listed in the Notice or any other person(s) (including debt collecting agent(s)) for the purposes set out in the Notice or in compliance with any laws, regulations or directions binding on the Bank or its branches or sub-branches. I/We further authorize the Bank to contact any of my/our employers (if applicable), banks, referees or any other sources for the purpose of obtaining or exchanging any information and to compare the information provided by me/us with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to my/our interest or against me/us or any of us. I/We consent to my/our data being transferred to another jurisdiction outside Hong Kong.

(c)	I/We confirm and warrant that, in respect of any information relating to a third party (including any of its Affiliates and any of such Affiliate’s director, employee or officer), I/we have obtained the consent of such third party to the provision of such information to the Bank and to the disclosure of such information by the Bank to any of the Discloseable Persons. Insofar as any information provided, or to be provided, by me/us includes the personal data of any individual, I/we further confirm and warrant that I/we have obtained sufficient informed consent from the relevant individual in order for the Bank to comply with applicable law and for the purpose of enabling the Bank to collect, process, use, disclose, transfer (including internationally transfer) and store such information in the circumstances described in the Notice or any other circular provided by the Bank to it from time to time relating to the Personal Data (Privacy) Ordinance, and will provide the Bank with such consent as and when requested by the Bank.

For the purpose of sub-clause (b) above, I/we shall be deemed to be “customer” as referred to in the Notice.

26.	Debt collection: The Bank shall be entitled to employ debt collecting agent(s). to collect any sum due but unpaid by me/us hereunder. I/We hereby agree, and acknowledge that I/we have been warned, that I/we shall indemnify and keep the Bank indemnified on a full indemnity basis against all costs and expenses which the Bank may incur in employing debt collecting agent(s).

27.	Definitions: In this Guarantee:-

(a)	“Affiliate” means, in relation to any person, a Subsidiary of that person or a Parent Undertaking of that person or any other Subsidiary of that Parent Undertaking.

(b)	“banking facilities” means all types of secured and unsecured banking facilities, loans, advances, credit facilities and financial, credit or other arrangement including but not limited to all types of foreign exchange and derivatives transactions and swap arrangements, overdraft facilities, trust receipt facilities and all types of arrangement or facilities relating to documentary or other credits, in particular, their issuance negotiation and/or acceptance; issuance or acceptance of guarantees, indemnities and bonds; discounting, negotiation or purchase of bills of exchange or promissory notes; leasing; hire-purchase arrangement and all other types of arrangement whereby credit is extended, accommodation is afforded and/or liability or commitment (whether actual or contingent) is incurred by the Bank for or on account of the Principal.

(c)	“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong).

(d)	“Discloseable Persons” means the following persons:-

(i)	any of the Bank’s Affiliates;

(ii)	the Bank’s head office and any other branch;

(iii)	any of the Bank’s professional advisers and any other person providing services to it (provided that such person is under a duty of confidentiality, contractual or otherwise, to the Bank);

(iv)	any Obligor;

(v)	any person permitted by any Obligor;

(vi)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure:

(vii)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

(viii)	any other person:

(aa)	to (or through) whom the Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document; or
(bb)	with (or through) whom the Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Finance Document, any Obligor or any member of its group.

(e)	“Finance Documents” means any facility letter, loan agreement, guarantee or security document evidenced or in respect of any debts and/or liabilities guaranteed hereunder, and any documents ancillary to the foregoing.

(f)	“Obligors” means all of the undersigned and any person who has given any guarantee or provided any security in respect of any debts and/or liabilities guaranteed hereunder, and “Obligor” means any of them.

(g)	“Parent Undertaking” means a parent undertaking within the meaning of Schedule 1 to the Companies Ordinance.

(h)	“I” and “me” mean the party who executed this Guarantee, and “we” and “us” mean all the parties who executed this Guarantee or any one or more of them, and include also the party’s or parties’ respective estate(s), successor(s), assign(s) and personal and/or legal representative(s) and “my” and “our” shall be so construed accordingly.

(i)	“The Principal” means the party or parties whose particulars are set out in Part A of the First Schedule hereto and where the Principal consists of more than one party, “the Principal” means and refers to all such parties or any one or more of them.

(j)	“Specified Amount” means the amount specified in the Second Schedule hereto.

(k)	“Specified Events” means the death, bankruptcy, liquidation, insolvency, dissolution, incorporation or other changes whatsoever in the constitution or composition of, or mental illness or other disability whatsoever of, the Principal (or any one or more of them) and/or me/us (or any one or more of us) and “Specified Event” means any one of the foregoing events.

(1)	“Subsidiary” means a subsidiary undertaking within the meaning of Schedule 1 to the Companies Ordinance.

(m)	“the Bank” includes the Bank’s successors and assigns and any or all of the Bank’s offices and/or branches whether in Hong Kong or abroad and for the avoidance of doubt, this Guarantee shall cover all debts and liabilities owing or incurred by or from the Principal to the Bank anywhere in the world whether to any one or more of the Bank’s offices and/or branches in Hong Kong or abroad.

(n)	“including” or “includes” means including or includes without limitation.

(o)	The various matters set out as consideration in Section B of this Guarantee are in the disjunctive and alternative and the provision for considerations herein shall be deemed to have been absolutely and fully complied with and fulfilled if any one of the matters set out therein have been done.

(p)	Unless the contrary intention appears, words importing the masculine gender shall include females and corporations and words in the singular shall include the plural and words in the plural shall include the singular.

28.	Clauses severable: If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the other remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

29.	Law and jurisdiction: This Guarantee shall be governed and construed in all respects in accordance with the laws of Hong Kong SAR. I/We hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong SAR courts but the Bank shall be entitled to enforce this Guarantee in courts of other competent jurisdiction as the Bank may select.

30.	Headings: In this Guarantee, headings to sections or clauses are inserted for convenience only and have no legal effect and reference to sections, clauses and schedules are to sections, clauses and schedules of this Guarantee unless otherwise stated.

31.	Language: The Chinese version of this Guarantee (if any) is for reference only and if there is any conflict between the English and Chinese versions, the English version shall prevail.

32.	Third Party Right: A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623, the Laws of Hong Kong) to enforce or to enjoy the benefit of any term under this Guarantee. No person other than the undersigned and the Bank will have any right to enforce the provisions of this Guarantee.

33.	Assignment: I/We shall not assign or transfer any of my/our rights or obligations under this Guarantee. The Bank may assign any of its rights under this Guarantee to any person.

The First Schedule Above Referred To

Part A

Name and particulars of the Principal

Name	Address	Company Number/Business Registration Number/Identification Document and Number
GRAND ALLIANCE INTERNATIONAL LIMITED	Unit A 4/F Meyer Industrial Bldg 2 Chong Yip St Kwun Tong Kowloon	Hong Kong Certificate of lncorporation No. 742667

Part B

Name and particulars of the undersigned

Name	Address	Identification Document and Number
LAU KWOK YAN MICHAEL	Flat A 2/F Block 6 Villa Carlton 369 Tai Po Road Kowloon	HKID No. K352339(A)

LAU TOM KO YUEN	Flat 3 G/F 1-1A Oxford Road Kowloon	HKID No. D023967(5)

The Second Schedule Above Referred To

The Specified Amount

(If applicable, please insert the Specified Amount below. lf no Specified Amount is stated below, your liability to the Bank under this Guarantee is unlimited.)

-	The Specified Amount under this Guarantee is HKD12,000,000.00

IN WITNESS WHEREOF this Deed of Guarantee is executed and delivered as a deed by the party(ies) set out in Part B of the above First Schedule this                      day of

SIGNED, SEALED AND DELIVERED BY:

NAME	LAU KWOK YAN MICHAEL	SIGNATURE	/s/ LAU KWOK YAN MICHAEL

NAME	LAU TOM KO YUEN	SIGNATURE	/s/ LAU TOM KO YUEN

NAME		SIGNATURE

NAME		SIGNATURE

Witnessed by:-

NAME	SIGNATURE

WARNING NOTICE

Date:	27 April 2021

To:	LAU TOM KO YUEN (the “Surety”)

Borrower	:	GRAND ALLIANCE INTERNATIONAL LIMITED
Lender	:	Bank of Communications (Hong Kong) Limited

1.	The Borrower has applied to the Lender for general banking facilities to be granted to the Borrower on the security of, inter alia, a deed of guarantee (the “Document(s)”) to be executed by the Surety.

2.	A copy of the Document(s) is attached to this notice. Please read the Document(s) carefully.

3.	Before you sign the Document(s) which you have to sign if you go on with the transaction, you should instruct a solicitor to protect your interests and to ensure that your rights and liabilities under the Document(s) are properly protected.

4.	YOU ARE RECOMMENDED TO INSTRUCT YOUR OWN SOLICITOR who will be able at every stage of the transaction to protect your interests and to give you independent legal advice.

5.	If you do not instruct your own solicitor, you will be required to attend the Lender’s branch office to execute the Document(s), and a staff of the Lender will only explain and witness your execution of the Document(s). They do not act as your solicitor and will not give you any legal advice regarding the Document(s),

6.	YOU ARE STRONGLY ADVISED to obtain the financial information of the Borrower and any co-surety and engage your own financial adviser to advise you on such financial information before executing the Document(s).

7.	Your liability under the Document(s) will be unlimited if you decide to go on with the transaction by executing the Document(s).

8.	You also have the choice not to proceed with the transaction in connection with the banking facilities to be granted to the Borrower.

9.	Please think carefully before deciding whether to proceed with the transaction. You are free to choose whichever option you prefer.

ACKNOWLEDGEMENT

To: Bank of Communications (Hong Kong) Limited

I acknowledge receipt of a copy of this warning notice and fully understand the contents thereof.

Signed:

/s/ LAU TOM KO YUEN
LAU TOM KO YUEN
Hong Kong Identity Card Number: D023967(5)
Date:

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CONFIRMATION FROM SURETY

To: Bank of Communications (Hong Kong) Limited

Dear Sirs,

Borrower	:	GRAND ALLIANCE INTERNATIONAL LIMITED
Surety	:	LAU TOM KO YUEN
Lender	:	Bank of Communications (Hong Kong) Limited

I refer to the proposed deed of guarantee (the “Document(s)”) and my meeting with Fung Wang Chang (“Representative”) today.

Please put a tick “√” in the appropriate boxes.

☐	The only persons present at the meeting were the Representative and myself. The Borrower was not present at the meeting.

☐	The Meeting was held at FLAT A, 4/F, MEYER INDUSTRIAL BUILDING, KWUN TONG.

☐	I have received a copy of the Document(s) and the warning notice to me dated 27 April 2021.

At the meeting, the Representative has explained/confirmed the following matters to me:

☐	The purpose of this meeting is to explain to me my liability under, and the purpose of, the Document(s). The Lender requires that I am given the information and explanation below so that, if I sign the Document(s) I will not be able to claim afterwards that I am not legally bound by the Document(s).

☐	I have been told that I should seek independent legal advice from a solicitor of my choice. I confirm that I do not wish to instruct my own solicitor to act for me in this matter.

☐	The Representative has given me the following information:

☐	The Lender would provide an Instalment Loan Facility of HK$3,000,000.00 under Small and Medium Enterprises Financing Guarantee Scheme (“Facility”) to the Borrower pursuant to a facility letter dated 27 April 2021. This means the Borrower may borrow from the Lender up to that amount upon execution of the Document(s);

☐	Please refer to the Facility Letter for the purpose(s) of the Facility;

☐	As at 13 April 2021, the Borrower was not indebted to the Lender;

☐	I understand if I have any doubt or any further enquiries about any of the above financial information, I should ask the Borrower directly.

☐	I understand that neither the Lender nor the Representative will provide any legal, financial or commercial advice to me. I should seek independent professional advice.

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☐	The following documents were produced at the meeting:

(a)	the facility letter;
(b)	the Terms and Conditions for Banking Facilities; and
(c)	the deed of guarantee;

☐	I have been asked to read the Document(s) carefully and to ask any questions that I may have.

☐	The Representative has explained that the following is a summary of the main provisions and implications of the Document(s), but does not cover everything:

☐	The Document(s) is/are required to give the Lender a guarantee for the Facility to be provided to the Borrower;

☐	Under the deed of guarantee, I would be liable for the principal sum of HKD12,000,000.00 plus interest, fees and other sums payable under the Document(s). That means up to this level, I will be a guarantor for the liabilities of the Borrower to the Lender and I will be personally liable for those sums. I could be sued by the Lender for those sums.

☐	If l am unable to pay the Lender on demand, I could be made bankrupt.

☐	According to the terms of the facility letter, the Lender may demand repayment at any time.

☐	The Lender has the right to transfer the benefit of the Document(s) to another lender.

☐	I can only be released from my obligations under the Document(s) when the debts secured by the Document(s) have been repaid in full.

☐	It is not advisable for me to make myself liable for an unlimited amount as described in the relevant paragraph above.

☐	I shall consider whether I have the financial ability to repay the Lender taking into account all relevant matters including my assets, liabilities and cash flow.

☐	The above information relates to the effect of the proposed Document(s) and the types of risks that may arise. I note neither the Lender nor the Representative is qualified to assess the likelihood of those risks actually materialising. That depends largely on the financial standing and prospect of the Borrower and its business, although I should also consider whether the sums secured could be repaid from my own resources.

☐	I understand that before I decide whether to agree to sign the Document(s), I should get help on assessing the risks by taking advice on the important financial aspects from a legal advisor, certified public accountant or other qualified professional financial advisor who should be independent from the Borrower.

☐	I understand I do not have to sign the Document(s) at all if I consider the risks are too great or think that the Document(s) is/are of no advantage to me. I understand if I am generally willing but find particular terms unacceptable, it may be possible to negotiate variations of those terms with the Lender in order to make the terms acceptable to me. Those decisions are mine and mine alone.

In signing this letter, I further:

☐	acknowledge that I have been given, and have understood, the explanation and information given to me at my meeting with the Representative, including the above matters;

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☐	confirm that I have decided, of my own free will, to execute the Document(s);

☐	confirm that I do not require the Lender to vary any of the terms of the Document(s);

☐	confirm that I do not require any further legal, financial, commercial or other advice.

Signed by:

/s/ LAU TOM KO YUEN
Name: LAU TOM KO YUEN
HKID No.: D023967(5)
Date:

Countersigned by the bank staff:

I confirm that the above contains a comprehensive, correct and contemporaneous record of the meeting which took place between myself and LAU TOM KO YUEN on ______________________

Name:
Date:

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